               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549


                            Form 8-K/A


        Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  March 9, 2000
                                                   --------------

                       inTEST Corporation
-----------------------------------------------------------------
       (Exact Name of Registrant as Specified in Charter)

   Delaware                 0-22529                22-2370659
---------------------------------------------------------------
(State or Other     (Commission File Number)   (I.R.S. Employer
Jurisdiction of                               Identification No.)
 Incorporation)


2 Pin Oak Lane, Cherry Hill, New Jersey              08003
-----------------------------------------------------------------
(Address of Principal Executive Offices)           (Zip Code)



Registrant's telephone number, including area code: (856)424-6886
                                                    -------------

The Current Report on Form 8-K filed by inTEST Corporation on March 20, 2000 is hereby amended to include the financial information required in Item 7.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

(a)    Financial Statements of Business Acquired:

       (i) The consolidated financial statements of Temptronic Corporation at June 30, 1998 and 1999 and for each of the three years in the period ended June 30, 1999 are:
                                                                      PAGE
                                                                      -----
Report of Independent Auditors                                        F - 1
Consolidated Balance Sheets as of June 30, 1999 and 1998              F - 2
Consolidated Statements of Operations for the years ended
  June 30, 1999, 1998 and 1997                                        F - 3
Consolidated Statements of Comprehensive Income (Loss) for the
  years ended June 30, 1999, 1998 and 1997                            F - 4
Consolidated Statements of Stockholders' Equity for the years
  ended June 30, 1999, 1998 and 1997                                  F - 5
Consolidated Statements of Cash Flows for the years ended
  June 30, 1999, 1998 and 1997                                        F - 7
Notes to Consolidated Financial Statements                            F - 8

       (ii) The consolidated financial statements of Temptronic Corporation as of December 31, 1999 and for the six months ended December 31, 1999 and 1998 are:

Condensed Consolidated Balance Sheet as of December 31, 1999
  (Unaudited)                                                         F - 22
Condensed Consolidated Statements of Operations for the six months
  ended December 31, 1999 and 1998 (Unaudited)                        F - 23
Condensed Consolidated Statements of Comprehensive Income (Loss)
  for the six months ended December 31, 1999 and 1998 (Unaudited) F - 24 Condensed Consolidated Statement of Stockholders' Equity for the
  six months ended December 31, 1999 (Unaudited)                      F - 25
Condensed Consolidated Statements of Cash Flows for the six months
  ended December 31, 1999 and 1998 (Unaudited)                        F - 26
Notes to Condensed Consolidated Financial Statements (Unaudited)      F - 27


(b)     Restated Financial Information:

                        inTEST CORPORATION
         INDEX TO RESTATED CONSOLIDATED FINANCIAL STATEMENTS

Restated Consolidated Financial Statements:
Independent Auditors' Report                                          F - 30
Restated Consolidated Balance Sheets as of December 31,
 1999 and 1998                                                        F - 31
Restated Consolidated Statements of Earnings for the years
 ended December 31, 1999, 1998 and 1997                               F - 32
Restated Consolidated Statements of Comprehensive Earnings
 for the years ended December 31, 1999, 1998 and 1997                 F - 33
Restated Consolidated Statements of Stockholders' Equity
 for the years ended December 31, 1999, 1998 and 1997                 F - 34
Restated Consolidated Statements of Cash Flows for the years
 ended December 31, 1999, 1998 and 1997                               F - 35
Notes to Restated Consolidated Financial Statements                   F - 36

Report of Independent Auditors



To the Stockholders and Board of Directors of Temptronic Corporation


We have audited the accompanying consolidated balance sheets of Temptronic Corporation and subsidiaries (the Company) as of June 30, 1999 and 1998, and the related consolidated statements of operations, comprehensive income
(loss), stockholders' equity, and cash flows for each of the three years in the period ended June 30, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance as to whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Temptronic Corporation and subsidiaries at June 30, 1999 and 1998, and the consolidated results of their operations and their cash flows for each of the three years in the period ended June 30, 1999, in conformity with accounting principles generally accepted in the United States.



                                       /S/ ERNST & YOUNG LLP
                                       ---------------------

Boston, Massachusetts
August 6, 1999

                   Temptronic Corporation and Subsidiaries
                        Consolidated Balance Sheets


                                                                        June 30
                                                               --------------------------
                                                                  1999           1998
                                                               ----------     -----------
Assets
Current assets:
  Cash                                                         $    2,543     $   422,050
  Accounts receivable, net of allowance for doubtful
   accounts of $53,000 in 1999 and $52,000 in 1998              2,677,026       2,663,213
  Due from related party                                          192,799         274,266
  Inventories                                                   3,507,380       3,994,955
  Income tax receivable                                                 -         250,510
  Prepaid expenses and other current assets                       176,360         288,646
                                                               ----------     -----------
Total current assets                                            6,556,108       7,893,640

Property and equipment, net                                     1,098,820       1,626,061
Cash surrender value of life insurance                          1,031,320         960,688
Other assets                                                      194,990         130,480
                                                               ----------     -----------
Total assets                                                   $8,881,238     $10,610,869
                                                               ==========     ===========
Liabilities and stockholders' equity
Current liabilities:
  Notes payable to bank                                        $2,311,922     $ 3,508,426
  Accounts payable and accrued expenses                         2,170,567       2,551,693
  Current portion of long-term debt                               100,000         100,000
  Current portion of obligation under capital lease                49,211          51,937
                                                               ----------     -----------
Total current liabilities                                       4,631,700       6,212,056

Long-term debt, net of current portion                            183,334         283,334
Obligation under capital lease, net of current portion                  -          53,424

Stockholders' equity:
  Common stock, $0.01 par value; authorized 3,000,000 shares, issued and outstanding 2,228,982 shares in 1999 and
   2,224,482 shares in 1998                                        22,290          22,245
  Additional paid-in capital                                    5,248,426       5,290,846
  Retained earnings                                             2,513,377       2,716,615
  Accumulated other comprehensive income (loss)                    (3,434)         18,341
                                                               ----------     -----------
                                                                7,780,659       8,048,047
  Less deferred compensation                                      191,347         331,038
  Less note receivable from Equity Participation Plan           3,299,013       3,430,859
  Less treasury stock, at cost; 60,062 shares in 1999 and in
   1998                                                           224,095         224,095
                                                               ----------     -----------
Total stockholders' equity                                      4,066,204       4,062,055
                                                               ----------     -----------
Total liabilities and stockholders' equity                     $8,881,238     $10,610,869
                                                               ==========     ===========

See accompanying notes.

                    Temptronic Corporation and Subsidiaries
                     Consolidated Statements of Operations


                                                             Year ended June 30
                                                  ---------------------------------------
                                                      1999          1998          1997
                                                  -----------   -----------   -----------
Net revenues:
  Product                                         $13,520,257   $17,774,731   $16,380,889
  Service                                           1,702,907     1,555,439     1,664,353
                                                  -----------   -----------   -----------
                                                   15,223,164    19,330,170    18,045,242
Cost of revenues                                    8,695,988    10,831,097     9,629,769
                                                  -----------   -----------   -----------
Gross profit                                        6,527,176     8,499,073     8,415,473

Operating expenses:
  Selling                                           3,075,523     4,040,107     3,996,661
  Research and engineering                          1,816,047     2,900,411     2,798,897
  General and administrative                        1,600,222     1,906,410     1,835,187
                                                  -----------   -----------   -----------
Total operating expenses                            6,491,792     8,846,928     8,630,745
                                                  -----------   -----------   -----------
Operating income (loss)                                35,384      (347,855)     (215,272)

Other (income) expense:
  Interest expense                                    283,996       348,943       273,536
  Other income                                        (45,374)      (19,149)     (103,449)
                                                  -----------   -----------   -----------
                                                      238,622       329,794       170,087
                                                  -----------   -----------   -----------
Loss before income taxes                             (203,238)     (677,649)     (385,359)
Income tax benefit                                          -       (98,779)     (470,000)
                                                  -----------   -----------   -----------
Net income (loss)                                 $  (203,238)  $  (578,870)  $    84,641
                                                  ===========   ===========   ===========
Earnings (loss) per share:
  Basic                                               $ (0.12)      $ (0.36)       $ 0.06
                                                      =======       =======        ======
  Diluted                                             $ (0.12)      $ (0.36)       $ 0.05
                                                      =======       =======        ======
Weighted-average common shares outstanding:
  Basic                                             1,628,049     1,586,266     1,501,730
                                                    =========     =========     =========
  Diluted                                           1,628,049     1,586,266     1,666,199
                                                    =========     =========     =========


See accompanying notes.

                   Temptronic Corporation and Subsidiaries
             Consolidated Statements of Comprehensive Income (Loss)




                                                             Year ended June 30
                                                     -----------------------------------
                                                        1999         1998         1997
                                                     ---------    ---------    ---------

Net income (loss)                                    $(203,238)   $(578,870)   $  84,641

Unrealized gains (losses) on foreign currency
  translation adjustments, net of tax                  (21,775)       1,094        4,568
                                                     ---------    ---------    ---------

Comprehensive income (loss)                          $(225,013)   $(577,776)   $  89,209
                                                     =========    =========    =========


See accompanying notes.

                  Temptronic Corporation and Subsidiaries
              Consolidated Statements of Stockholders' Equity



                                                      Common Stock       Additional
                                                 -----------------------  Paid-in    Retained
                                                 Class A Class B Class C  Capital    Earnings
                                                 ------- ------- ------- ---------- ----------
Balance at June 30, 1996                         $10,000 $ 1,563 $ 4,306 $  845,881 $3,210,844

Net income                                                                              84,641
Other comprehensive income, net of tax
Conversion of Class B and Class C common stock
 to Class A common stock                           5,869  (1,563) (4,306)
Conversion of note payable to common stock                                  287,560
Stock options exercised                            1,876                    685,589
Sale of common stock, net of offering costs
 of $230,739                                       4,500                  2,914,761
Deferred compensation related to stock options
 granted                                                                    447,705
Amortization of deferred compensation
Note receivable from Equity Participation Plan
Principal payments made by Equity Participation
 Plan
                                                 ------- ------- ------- ---------- ----------
Balance at June 30, 1997                          22,245       -       -  5,181,496  3,295,485

Net loss                                                                              (578,870)
Other comprehensive income, net of tax
Deferred compensation related to stock options
 granted                                                                    145,290
Amortization of deferred compensation
Elimination of deferred compensation related to
 stock options forfeited                                                    (35,940)
Principal payments made by Equity Participation
 Plan
Acquisition of treasury stock
                                                 ------- ------- ------- ---------- ----------
Balance at June 30, 1998                          22,245       -       -  5,290,846  2,716,615

Net loss                                                                              (203,238)
Other comprehensive expense, net of tax
Deferred compensation related to stock options
 granted                                                                     46,935
Amortization of deferred compensation
Elimination of deferred compensation related to
 stock options forfeited                                                    (89,355)
Stock options exercised                               45
Principal payments made by Equity Participation
 Plan
                                                 ------- ------- ------- ---------- ----------
Balance at June 30, 1999                         $22,290 $     - $     - $5,248,426 $2,513,377
                                                 ======= ======= ======= ========== ==========


See accompanying notes.

                  Temptronic Corporation and Subsidiaries
         Consolidated Statements of Stockholders' Equity (Continued)

                                                Accum.
                                                Other                                        Total
                                                 Comp.                 Note                  Stock-
                                                Income   Deferred   Receivable   Treasury   holders'
                                                (Loss)     Comp.     From EPP     Stock      Equity
                                                ------- ---------  -----------  ---------  ----------
Balance at June 30, 1996                        $12,679                         $(905,035) $3,180,238

Net income                                                                                     84,641
Other comprehensive income, net of tax            4,568                                         4,568
Conversion of Class B and Class C common stock
 to Class A common stock                                                                            -
Conversion of note payable to common stock                                        712,440   1,000,000
Stock options exercised                                                                       687,465
Sale of common stock, net of offering costs
 of $230,739                                                                                2,919,261
Deferred compensation related to stock options
 granted                                                $(447,705)                                  -
Amortization of deferred compensation                     137,845                             137,845
Note receivable from Equity Participation Plan                     $(3,667,998)            (3,667,998)
Principal payments made by Equity Participation
 Plan                                                                  117,693                117,693
                                                ------- ---------  -----------  ---------  ----------
Balance at June 30, 1997                         17,247  (309,860)  (3,550,305)  (192,595)  4,463,713

Net loss                                                                                     (578,870)
Other comprehensive income, net of tax            1,094                                         1,094
Deferred compensation related to stock options
 granted                                                 (145,290)                                  -
Amortization of deferred compensation                      88,172                              88,172
Elimination of deferred compensation related to
 stock options forfeited                                   35,940                                   -
Principal payments made by Equity Participation
 Plan                                                                  119,446                119,446
Acquisition of treasury stock                                                     (31,500)    (31,500)
                                                ------- ---------  -----------  ---------  ----------
Balance at June 30, 1998                         18,341  (331,038)  (3,430,859)  (224,095)  4,062,055

Net loss                                                                                     (203,238)
Other comprehensive expense, net of tax         (21,775)                                      (21,775)
Deferred compensation related to stock options
 granted                                                  (46,935)                                  -
Amortization of deferred compensation                      97,271                              97,271
Elimination of deferred compensation related to
 stock options forfeited                                   89,355                                   -
Stock options exercised                                                                            45
Principal payments made by Equity Participation
 Plan                                                                  131,846                131,846
                                                ------- ---------  -----------  ---------  ----------
Balance at June 30, 1999                        $(3,434)$(191,347) $(3,299,013) $(224,095) $4,066,204
                                                ======= =========  ===========  =========  ==========


See accompanying notes.
                                      F - 6

                      Temptronic Corporation and Subsidiaries
                       Consolidated Statements of Cash Flows

                                                                    Year ended June 30
                                                        ---------------------------------------
                                                            1999          1998          1997
                                                        -----------    ---------    -----------
Operating activities
Net income (loss)                                       $  (203,238)   $(578,870)   $   84,641
Adjustments to reconcile net income (loss) to net cash
 provided (used) by operating activities:
  Compensation relating to stock options                     97,271       94,633        74,733
  Provision for (recovery of) allowance for doubtful
   accounts                                                   1,000       (8,000)       15,000
  Depreciation and amortization                             576,673      585,708       556,622
  Gain on sale of equipment                                (220,247)    (165,824)     (111,613)
  Deferred taxes                                                  -      330,000      (330,000)
  Changes in operating assets and liabilities:
    Accounts receivable and due from related party           51,543      361,112      (641,099)
    Inventories                                             484,498     (883,864)      (89,303)
    Prepaid expenses and other                               47,776     (126,714)       16,981
    Accounts payable and accrued expenses                  (377,655)     (53,645)     (165,749)
    Income taxes receivable / payable                       250,510      (49,586)     (287,001)
                                                         ----------    ---------    ----------
Net cash provided (used) by operating activities            708,131     (495,050)     (876,788)

Investing activities
Acquisition of equipment                                   (165,984)    (902,287)     (790,359)
Net proceeds from sale of equipment                         336,579      391,540       204,047
(Increase) decrease in cash surrender value of life
 insurance                                                  (70,632)     417,856      (106,828)
                                                         ----------    ---------    ----------
Net cash provided (used) by investing activities             99,963      (92,891)     (693,140)

Financing activities
Net (repayments of) proceeds from notes payable to bank  (1,196,504)     786,668     1,931,891
Proceeds from long-term debt                                      -            -       500,000
Repayments of long-term debt                               (100,000)    (100,839)      (29,227)
Acquisition of treasury stock                                     -      (31,500)            -
Net proceeds from sale of Class A common stock                    -            -     2,919,261
Net proceeds from stock options exercised                        45            -       527,465
Note receivable (issuance to) repayments from EPP           131,846      119,446    (3,550,305)
Payments related to loans on life insurance policies              -            -      (500,040)
Payments under capital leases                               (56,150)     (57,050)      (63,432)
                                                         ----------    ---------    ----------
Net cash (used) provided by financing activities         (1,220,763)     716,725     1,735,613
Effect of exchange rate changes on cash                      (6,838)     (12,677)       (7,941)
                                                         ----------    ---------    ----------
Net (decrease) increase in cash                            (419,507)     116,107       157,744
Cash balance at beginning of year                           422,050      305,943       148,199
                                                         ----------    ---------    ----------
Cash balance at end of year                              $    2,543    $ 422,050    $  305,943
                                                         ==========    =========    ==========
Supplemental disclosure of cash flow information:
  Cash paid for interest                                 $  284,021    $ 350,228    $  264,151
                                                         ==========    =========    ==========
Supplemental disclosure of financing activities:
  Conversion of note payable from related party into
   200,000 shares of Class A common stock                $        -    $       -    $1,000,000
                                                         ==========    =========    ==========


See accompanying notes.

                   Temptronic Corporation and Subsidiaries
                  Notes to Consolidated Financial Statements
                                June 30, 1999


1.   ORGANIZATION

     Temptronic Corporation (the Company) is engaged in the manufacture, sale and service of temperature control instruments used in the electronics industry. The Company's principal customers are large electronics manufacturers throughout the world.



2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The accompanying consolidated financial statements reflect the application of certain significant accounting policies described below and elsewhere in the accompanying consolidated financial statements and notes.

     Use of Estimates
     ----------------
     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities, at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Principles of Consolidation
     ---------------------------
     The accompanying consolidated financial statements include the accounts of Temptronic Corporation, its wholly-owned subsidiary and its 95%-owned foreign subsidiary. All material intercompany accounts and transactions have been eliminated. Minority interest in the Company's 95%-owned foreign subsidiary is not material.

     Concentration of Credit Risk
     ----------------------------
     The Company provides credit in the normal course of business and, accordingly, performs ongoing credit evaluations of its customers and maintains allowances for potential credit losses. These allowances, when realized, have been within the range of management's expectations. Credit risk on trade receivables is minimized as a result of the large and diverse nature of the Company's worldwide customer base. Credit losses have consistently been within management's estimates.

     Inventories
     -----------
     Inventories are stated at the lower of cost or market as determined under the first-in, first-out (FIFO) method.

                   Temptronic Corporation and Subsidiaries
                  Notes to Consolidated Financial Statements
                                June 30, 1999


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     Property and Equipment
     ----------------------
     Property and equipment are stated at cost. Provisions for depreciation and amortization on property and equipment are calculated by the straight-line method over the expected useful lives of the assets as follows:


                                                          Estimated Useful Life
                                                 --------------------------------------
     Machinery and equipment                     5 years
     Equipment under capital lease               Lesser of useful life or life of lease
     Demonstration equipment                     3-4 years
     Furniture and fixtures                      3-7 years
     Leasehold improvements                      Lesser of useful life or life of lease


     Foreign Currency Translation
     ----------------------------
     The Company translates the financial statement items of its foreign subsidiary in accordance with Statement of Financial Accounting Standards No. 52, Foreign Currency Translation (SFAS No. 52). In translating the accounts of the foreign subsidiary into U.S. dollars, assets and liabilities are translated at the rate of exchange in effect at year end, while stockholders' equity is translated at historical rates. Income statement items are translated at average currency exchange rates for the year. The resulting translation adjustment is included as part of accumulated other comprehensive income (loss) in the accompanying consolidated balance sheets. Transaction gains and losses included in income were not significant.

     Stock-Based Compensation
     ------------------------
     The Company grants stock options for a fixed number of shares to employees and nonemployee directors with an exercise price equal to or less than the fair value of the shares at the date of grant. The Company has elected to follow Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (APB No. 25), and related interpretations in accounting for its stock-based compensation plans. Under APB No. 25, when the exercise price of options granted to employees equals the market price of the underlying stock on the date of grant, no compensation expense is recognized. Stock options granted to nonemployees are accounted for under SFAS No. 123, Stock-Based Compensation, based upon the fair value of the options on the date of grant.

                   Temptronic Corporation and Subsidiaries
                  Notes to Consolidated Financial Statements
                                June 30, 1999


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     Income Taxes
     ------------
     The Company provides for income taxes under SFAS No. 109, Accounting for Income Taxes. Under SFAS No. 109, the liability method is used in accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities, and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

     Financial Instruments
     ---------------------
     The estimated fair values of the Company's consolidated financial instruments, which include cash, accounts receivable, accounts payable and accrued expenses, approximate their carrying value due to the short maturity of these instruments as of June 30, 1999 and 1998. The estimated fair values of the Company's note payable, capital lease obligations and long-term debt approximates their carrying value based upon the current rates offered to the Company for similar type arrangements.

     Revenue Recognition
     -------------------
     Revenues from equipment sales are recognized at the time the equipment is shipped. Service revenues are recognized as the services are performed.

     Research and Engineering
     ------------------------
     Expenditures for research and engineering are expensed as incurred. Included in these expenses are research and development expenditures of approximately $1,800,000 in 1999, $2,900,000 in 1998 and $2,800,000 in
     1997.

     Warranty Costs
     --------------
     The Company warrants its products against defects in design, materials and workmanship for a maximum period of one year. A provision for estimated future costs related to warranty expense is recognized at the time of sale and periodically adjusted to reflect actual experience.

     Comprehensive Income (Loss)
     ---------------------------
     The Company adopted SFAS No. 130, Reporting Comprehensive Income, in 1999. SFAS No. 130 establishes new rules for the reporting and display of comprehensive income (loss) and its components; however, the adoption of SFAS No. 130 had no impact on the Company's results of operations or financial position. SFAS No. 130 requires the Company's foreign currency translation adjustments, which prior to adoption were reported as a separate component in stockholders' equity, to be included in accumulated other comprehensive income (loss). Prior year financial statements have been presented to conform with the requirements of SFAS No. 130.

                   Temptronic Corporation and Subsidiaries
                  Notes to Consolidated Financial Statements
                                June 30, 1999


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     Segment and Related Information
     -------------------------------
     Effective July 1, 1998, the Company adopted SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information. SFAS No. 131 superseded SFAS No. 14, Financial Reporting for Segments of a Business Enterprise. SFAS No. 131 establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports. SFAS No. 131 also establishes standards for related disclosures about products and services, geographic areas and major customers. The adoption of SFAS No.131 did not affect operations or financial position, but did affect the disclosure of segment and related information.

     New Accounting Pronouncement
     ----------------------------
     In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, which is required to be adopted in fiscal years beginning after June 15, 2000. Management does not anticipate that the adoption of SFAS No. 133 will have a significant effect on earnings or the financial position of the Company.


3.   EARNINGS (LOSS) PER SHARE

     In 1997, the Financial Accounting Standards Board issued SFAS No. 128, Earnings per Share. SFAS No. 128 replaces the calculation of primary and fully diluted earnings per share with basic and diluted earning per share. Unlike primary earnings per share, basic earnings per share excludes any dilutive effects of options, warrants and convertible securities. Diluted earnings per share is similar to fully diluted earnings per share.

     The following table sets forth the computation of earnings (loss) per share for the years ended June 30:


                                                      1999          1998        1997
                                                   ----------   ----------   ----------
     Basic Earnings (Loss) Per Share
     -------------------------------
     Numerator:
       Net income (loss)                           $ (203,238)  $ (578,870)  $   84,641
     Denominator:
       Weighted-average common shares outstanding   1,628,049    1,586,266    1,501,730
                                                   ----------   ----------   ----------
     Basic earnings (loss) per share               $    (0.12)  $    (0.36)  $     0.06
                                                   ==========   ==========   ==========


                   Temptronic Corporation and Subsidiaries
                  Notes to Consolidated Financial Statements
                                June 30, 1999


3.   EARNINGS (LOSS) PER SHARE (Continued)

                                                      1999          1998        1997
                                                   ----------   ----------   ----------
     Diluted Earnings (Loss) Per Share
     ---------------------------------
     Numerator:
       Net income (loss)                           $ (203,238)  $ (578,870)  $   84,641
     Denominator:
       Weighted-average common shares outstanding   1,628,049    1,586,266    1,501,730
       Dilutive effect of stock options                     -            -      164,469
                                                   ----------   ----------   ----------
     Shares used in computing diluted earnings
      (loss) per share                              1,628,049    1,586,266    1,666,199
                                                   ----------   ----------   ----------
     Diluted earnings (loss) per share             $    (0.12)  $    (0.36)  $     0.05
                                                   ==========   ==========   ==========


     Weighted-average common shares exclude unallocated shares of common stock held by the Company's Equity Participation Plan (see Note 12). Options to purchase shares of common stock during the years ended June 30, 1999 and 1998, and convertible notes payable for the year ended June 30, 1997, were excluded from the calculation of diluted net loss per share as the effect of their inclusion would have been antidilutive.



4.   INVENTORIES

     Inventories consist of the following at June 30:


                                                  1999            1998
                                               ----------      ----------
     Purchased parts and components            $2,943,024      $3,563,624
     Work-in-process                              279,456         352,850
     Finished goods                               284,900          78,481
                                               ----------      ----------
                                               $3,507,380      $3,994,955
                                               ==========      ==========


                   Temptronic Corporation and Subsidiaries
                  Notes to Consolidated Financial Statements
                                June 30, 1999


5.   PROPERTY AND EQUIPMENT

     Property and equipment consist of the following at June 30:


                                                       1999            1998
                                                    ----------      ----------
     Machinery and equipment                        $3,657,361      $3,627,207
     Leasehold improvements                            996,324         987,441
     Demonstration equipment                           513,275         643,368
     Furniture and fixtures                            275,756         275,756
                                                    ----------      ----------
                                                     5,442,716       5,533,772
     Less accumulated depreciation and amortization  4,343,896       3,907,711
                                                    ----------      ----------
                                                    $1,098,820      $1,626,061
                                                    ==========      ==========





6.   ACCOUNTS PAYABLE AND ACCRUED EXPENSES

     Accounts payable and accrued expenses consist of the following at June
     30:


                                                   1999           1998
                                                ----------     ----------
     Trade accounts payable                     $1,509,636     $1,673,188
     Accrued compensation and related items        256,091        297,922
     Accrued warranty costs                        100,561        100,000
     Other                                         304,279        480,583
                                                ----------     ----------
                                                $2,170,567     $2,551,693
                                                ==========     ==========


                   Temptronic Corporation and Subsidiaries
                  Notes to Consolidated Financial Statements
                                June 30, 1999


7.   DEBT

     Notes Payable to Bank
     ---------------------
     The Company had a maximum borrowing capacity of $5.0 million under two lines of credit with a bank, subject to a borrowing limitation based on a maximum percentage of qualified inventories and accounts receivable. At June 30, 1999, the Company had approximately $3,567,000 of borrowing capacity available under those lines, of which the Company had $2,311,922 of borrowings outstanding at the bank's prime interest rate (7.75% at June 30, 1999). The weighted-average interest rate on outstanding borrowings under the lines of credit in 1999 and 1998 was 7.99% and 8.75%, respectively. In July 1999, the lines of credit were renewed and reduced by the Company to a maximum borrowing capacity of $4.0 million. The lines of credit are collateralized by a security interest in the Company's inventories, accounts receivable and equipment. The line of credit agreements contain certain covenants with which the Company must comply, including the maintenance of certain financial ratios. The Company was in compliance with these covenants at June 30, 1999.

     Term Note
     ---------
     In May 1997, the Company entered into a note agreement for $500,000 with a bank in which interest is based on the bank's prime rate plus 0.75% (8.50% at June 30, 1999) and is collateralized by a security interest in the Company's inventories, accounts receivable and equipment. The note matures on May 2, 2002. The note agreement contains certain covenants with which the Company must comply, including the maintenance of certain financial ratios.

     Principal maturities of the term note subsequent to 1999 amount to $100,000 in 2000, $100,000 in 2001 and $83,334 in 2002.


8.   NOTE RECEIVABLE FROM EQUITY PARTICIPATION PLAN

     On November 6, 1996, the Company entered into an agreement with the Temptronic Corporation Equity Participation Plan (EPP) to provide the EPP with cash of $3,667,998 in exchange for a note receivable. The note bears interest at 10% and matures on September 30, 2011. The note allowed the EPP to purchase approximately 611,333 shares of Class A common stock at $6.00 from certain shareholders of the Company for a total cost of $3,667,998. In connection with this agreement, the Company has agreed to make an annual contribution to the EPP in the amount of principal plus interest due on the EPP's note (see Note 12).


9.   STOCK REDEMPTION AGREEMENT

     In 1982, the Company entered into a stock redemption agreement with certain individuals who were then officer-stockholders. Under the terms of the agreement, in the event of death of such stockholders, the Company is required to purchase their shares at a price equal to the appraised value as of the date of death.

                   Temptronic Corporation and Subsidiaries
                  Notes to Consolidated Financial Statements
                                June 30, 1999


9.   STOCK REDEMPTION AGREEMENT (Continued)

     As of June 30, 1999 and 1998, the appraised value of the stockholders' shares (based on the most recent stock appraisals obtained by the Company) amounted to $1,677,893 and $2,349,050, respectively. The commitment is funded by life insurance policies with a face value of $2,796,232 as of June 30, 1999 and 1998.


10.  LEASE OBLIGATIONS

     The Company leases its present facility under an operating lease expiring in August 2001. Rent expense charged to income for the years ended June 30, 1999, 1998 and 1997 was approximately $519,000, $581,000 and
     $518,000, respectively, net of sublease income of approximately $29,000 in 1998 and $130,000 in 1997. There was no sublease income during 1999.

     The Company also leases certain machinery and equipment, which is capitalized in accordance with generally accepted accounting principles.

     Minimum lease payments through the expiration of the leases are approximately as follows:


                                                          Capital     Operating
                                                          Leases       Leases
                                                         ---------   -----------
     Year ending June 30, 2000                           $52,195      $  519,103
     2001                                                      -         519,679
     2002                                                      -          96,709
                                                         -------      ----------
     Total minimum lease payments                         52,195      $1,135,491
                                                                      ==========
     Less amounts representing interest                    2,984
                                                         -------
     Present value of remaining lease payments            49,211
     Less amounts due within one year                     49,211
                                                         -------
     Amounts due after one year                          $     -
                                                         =======


     Assets under capital lease are capitalized using interest rates appropriate at the inception of each lease. The net book value of assets under capital lease amounted to $47,208 and $93,591 at June 30, 1999 and 1998, respectively. Assets under capital lease are net of accumulated amortization of $170,671 and $149,498 at June 30, 1999 and 1998,
     respectively. Amortization of assets under capital lease obligations is included in depreciation expense.

                   Temptronic Corporation and Subsidiaries
                  Notes to Consolidated Financial Statements
                                June 30, 1999


11.  STOCK OPTIONS

     Pro forma net income (loss) information is required by SFAS No. 123 and has been determined as if the Company had accounted for its employee stock options under the fair value method of SFAS No. 123. The fair values for these options were estimated at the date of grant using a binomial pricing model. The following weighted-average assumptions were made for grants in 1999, 1998 and 1997, respectively:

                                                  1999     1998     1997
                                                  ----     ----     ----
          Dividend yield                            -        -        -
          Expected life of options (in years)      5.0      5.0      6.2
          Expected volatility                       -        -        -
          Risk-free interest rate                  5.8%     6.5%     6.1%

     For purposes of pro forma net income (loss), the estimated fair value of the options is amortized to expense over the options' vesting period. For the years ended June 30, 1999, 1998 and 1997, pro forma net income (loss) would have been as follows:


                                                     1999
                                          -------------------------
                                          As Reported     Pro Forma
                                          -----------     ---------
Net income (loss) ..............           $(203,238)     $(233,442)
                                           =========      =========
Basic earnings (loss) per share .......    $   (0.12)     $   (0.14)
                                           =========      =========
Diluted earnings (loss) per share .....    $   (0.12)     $   (0.14)
                                           =========      =========


                                                     1998                     1997
                                          -----------------------   -----------------------
                                          As Reported   Pro Forma   As Reported   Pro Forma
                                          -----------   ---------   -----------   ---------
Net income (loss) ..............           $(578,870)   $(586,913)   $ 84,641     $ 75,926
                                           =========    =========    ========     ========
Basic earnings (loss) per share .......    $   (0.36)   $   (0.37)   $   0.06     $   0.05
                                           =========    =========    ========     ========
Diluted earnings (loss) per share .....    $   (0.36)   $   (0.37)   $   0.05     $   0.05
                                           =========    =========    ========     ========


                   Temptronic Corporation and Subsidiaries
                  Notes to Consolidated Financial Statements
                                June 30, 1999


11.  STOCK OPTIONS (Continued)

     The effects on pro forma net income (loss) and earnings (loss) per share of expensing the estimated fair market value of stock options are not necessarily representative of the effects on reported net income for future years due to such factors as the vesting period of the stock options and the potential for issuance of additional stock options in future years. Because SFAS No. 123 is applicable only to options granted subsequent to June 1995, its pro forma effect is not fully reflected until fiscal year 1999.

     Both qualified and nonqualified options are granted by the Board of Directors. Option activity is summarized below:

                                            1999            1998              1997
                                      ---------------- ---------------- ----------------
                                              Weighted-        Weighted-       Weighted-
                                               Average          Average          Average
                                              Exercise         Exercise         Exercise
                                      Shares   Price   Shares   Price   Shares   Price
                                      ------- -------- ------- -------- ------- --------
Outstanding at beginning of year      282,005  $ 2.25  285,371  $ 2.41  430,531  $ 2.82
Granted                                55,000    3.75   17,000    0.01   42,500    0.01
Expired or canceled                   (85,026)   3.09  (20,366)   2.59        -       -
Exercised                              (4,500)   0.01        -       - (187,660)   2.82
                                      -------          -------         --------
Outstanding at end of year            247,479    2.34  282,005    2.25  285,371    2.41
                                      =======  ======  =======  ====== ========  ======
Exercisable at end of year            155,810  $ 2.27  207,688  $ 2.89  198,841  $ 3.17
                                      =======  ======  =======  ====== ========  ======
Weighted-average fair value of
options granted during the year       $  0.94          $  6.24         $   6.24
                                      =======          =======         ========


     The following table presents weighted-average price and life information about significant option groups outstanding at June 30, 1999:


                            Options Outstanding              Options Exercisable
                  ------------------------------------   -----------------------------
                                 Weighted-
                                  Average     Weighted                   Weighted-
                                 Remaining    Average                     Average
   Range of          Number     Contractual   Exercise      Number        Exercise
Exercise Prices   Outstanding       Life        Price    Exercisable        Price
---------------   -----------   -----------   --------   -----------      ---------
   $ 0.01           92,591         6.2         $ 0.01       60,282          $ 0.01
$ 3.50-$4.10       154,888         6.5           3.73       95,528            3.70
                   -------                                 -------
                   247,479                                 155,810
                   =======                                 =======

                                       F - 17

                   Temptronic Corporation and Subsidiaries
                  Notes to Consolidated Financial Statements
                                June 30, 1999



12.  RETIREMENT AND PROFIT-SHARING PLANS

     During fiscal year 1982, the Company established an Equity Participation Plan (EPP) covering substantially all employees. The Company contributed approximately $25,000 to the EPP in 1996. On November 6, 1996, the Company provided the EPP $3,667,998 in exchange for a note receivable to purchase 611,333 shares of stock from certain shareholders of the Company. The amount of the note to the EPP was recorded as a reduction of shareholders' equity. As the Company makes tax-deductible contributions to the EPP, shares acquired with the note proceeds are allocated to EPP participants and the amount in shareholders' equity is reduced. Shares acquired are allocated to participant accounts on September 30 of each plan year. In 1999, 1998 and 1997, the Company contributed approximately $470,000, $470,000 and $352,000, respectively, to the EPP and recorded interest income of $338,000, $350,000 and $235,000, respectively, on the EPP note. At June 30, 1999, the EPP owned 719,089 shares of stock with a fair market value of $2,696,584 of which 189,267 shares were allocated to participants. The remaining shares will be allocated to participants in the future under EPP guidelines.

     The Company adopted a 401(k) plan (the Plan) in 1988. The Plan covers all U.S. employees, subject to minimum age and experience requirements. The Company made matching contributions to the 401(k) plan during 1999, 1998 and 1997 of approximately $76,000, $97,000 and $92,000, respectively.



13.  INCOME TAXES

     Income tax expense (benefit) consists of the following:


                                         Year ended June 30
                                  -----------------------------------
                                   1999        1998           1997
                                  ------    ----------     ----------
     Current:
       Federal                    $   -     $ (428,779)    $ (140,000)
       State                          -              -              -
                                  -----     ----------     ----------
                                      -       (428,779)      (140,000)
     Deferred:
       Federal                        -        330,000       (330,000)
       State                          -              -              -
                                  -----     ----------     ----------
                                      -        330,000       (330,000)
                                  -----     ----------     ----------
      Income tax                  $   -     $  (98,779)    $ (470,000)
                                  =====     ==========     ==========


                   Temptronic Corporation and Subsidiaries
                  Notes to Consolidated Financial Statements
                                June 30, 1999


13.  INCOME TAXES (Continued)

     No income tax payments were made in fiscal 1999, 1998 and 1997.

     The provision for income taxes differs from the amount computed by applying the statutory federal and state income tax rates to loss before income taxes as follows:


                                                       Year ended June 30
                                                ------------------------------------
                                                 1999            1998           1997
                                                -----           -----          -----
     Tax provision at statutory rates           (40.3)%         (40.3)%        (40.3)%
     Permanent differences                      (34.4)           (0.5)          (3.1)
     Other                                       74.7            26.2          (78.6)
                                                -----           -----          -----
                                                  0.0%          (14.6)%       (122.0)%
                                                =====           =====          =====


     Other includes the effect of increases in the Company's valuation allowance of $349,000 in 1999, $369,000 in 1998 and $110,000 in 1997.

     Deferred income taxes consist of the following at June 30:


                                                  1999          1998         1997
                                               ----------    ---------    ---------
     Deferred tax assets:
       Net operating loss and tax credit
        carryforwards                          $  769,000    $ 375,000    $ 310,000
       Book over tax depreciation                 146,000      177,000      204,000
       Inventory valuation                        152,000      167,000      148,000
       Vacation accrual                            92,000       49,000       97,000
       Other                                      149,000      170,000      119,000
                                               ----------    ---------    ---------
                                                1,308,000      938,000      878,000
       Less valuation allowance for
        deferred tax assets                    (1,256,000)    (907,000)    (538,000)
                                               ----------    ---------    ---------
                                                   52,000       31,000      340,000
     Deferred tax liabilities:
       Capitalized patent costs                   (52,000)     (31,000)     (10,000)
                                               ----------    ---------    ---------
       Net deferred tax assets                 $        -    $       -    $ 330,000
                                               ==========    =========    =========


                   Temptronic Corporation and Subsidiaries
                  Notes to Consolidated Financial Statements
                                June 30, 1999


13.  INCOME TAXES (Continued)

     A valuation allowance has been established to reflect the uncertainty of sufficient future taxable income to utilize available deferred tax assets beyond the amount the Company has available for net operating loss carrybacks.

     The Company has research and development credit carryforwards of approximately $406,000, investment tax credit carryforwards of approximately $14,000, alternative minimum tax credit carryforwards of approximately $62,000, and federal and state net operating loss carryforwards of approximately $429,000 and $1,843,000, respectively, available at June 30, 1999 to offset future taxable income. The above credits and net operating loss carryforwards expire through fiscal year 2014 and 2019, respectively. Net operating loss carryforwards and tax credits are subject to review and possible adjustment by the Internal Revenue Service. In addition, the occurrence of certain events, including significant changes in ownership interests, may limit the amount of the net operating loss carryforwards available to be used in any given year.


14.  RELATED PARTY

     The Company has transactions in the normal course of business with Hakuto Corporation. As of June 30, 1999, Hakuto Corporation owned 700,000 shares of the Company's outstanding stock. During fiscal 1999, 1998 and 1997, the Company sold product at market prices totaling approximately $1.3 million, $3.3 million and $2.3 million, respectively, to Hakuto Corporation. At June 30, 1999 and 1998, accounts receivable from Hakuto Corporation amounted to approximately $193,000 and $274,000, respectively.


15.  SEGMENT REPORTING AND RELATED INFORMATION

     Segment and Geographical Areas
     ------------------------------
     To date, the Company has viewed its operations and manages its business as principally one operating segment. As a result, the financial statement disclosed herein represents all of the material financial information related to the Company's principal operating segment. The following table provides information relating to the Company's consolidated net revenues from unaffiliated customers in particular geographical areas for the years ended June 30:


                                      1999          1998           1997
                                  -----------    -----------    -----------
     United States                $ 8,274,089    $ 9,536,084    $ 8,820,118
     Asia-Pacific Rim               3,506,058      7,399,645      6,220,499
     Europe                         2,763,206      1,900,344      2,520,220
     Other                            679,811        494,097        484,405
                                  -----------    -----------    -----------
                                  $15,223,164    $19,330,170    $18,045,242
                                  ===========    ===========    ===========

                                    F - 20

                   Temptronic Corporation and Subsidiaries
                  Notes to Consolidated Financial Statements
                                June 30, 1999



15.  SEGMENT REPORTING AND RELATED INFORMATION (Continued)


     For the years ended June 30, 1999, 1998 and 1997, the Company's facilities located in the United States manufactured, serviced and distributed all products to customers worldwide. During the years ended June 30, 1999, 1998 and 1997, the Company had sales to Japan of approximately $1,978,000, $4,679,000 and $3,198,000, respectively.
     Transfers between geographical areas were not material for the years ended June 30, 1999, 1998 and 1997.

     Significant Customers
     ---------------------
     Net revenues from two customers as a percent of total net revenues of the Company amounted to 20.9% and 8.7% in 1999, 17.4% and 17.1% in 1998, and 14.1% and 13.0% in 1997. Accounts receivable from these two customers as a percent of total accounts receivable of the Company amounted to 21.4% and 6.7% as of June 30, 1999, and 17.7% and 9.3% as of June 30, 1998.

            TEMPTRONIC CORPORATION AND SUBSIDIARIES
              CONDENSED CONSOLIDATED BALANCE SHEET
                      DECEMBER 31, 1999
                         (Unaudited)


ASSETS
Current assets:
  Cash                                                              $    29,369
  Accounts receivable, net of allowance for doubtful
   accounts of $54,129                                                3,347,194
  Due from related party                                                200,175
  Inventories                                                         4,146,036
  Deferred tax asset                                                    912,000
  Prepaid expenses and other current assets                             362,140
                                                                    -----------
     Total current assets                                             8,996,914

Property and equipment, net                                             912,258
Cash surrender value of life insurance                                1,066,558
Deferred tax asset                                                      350,000
Other assets                                                             69,905
                                                                    -----------
     Total assets                                                   $11,395,635
                                                                    ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Notes payable to bank                                             $ 1,241,255
  Accounts payable and accrued expenses                               3,780,097
  Income taxes payable                                                   46,317
  Current portion of long-term debt                                     100,000
  Current portion of obligation under capital lease                      22,659
                                                                    -----------
     Total current liabilities                                        5,190,328

Long-term debt, net of current portion                                  133,333

Stockholders' equity:
  Common stock, $0.01 par value; authorized 3,000,000
   shares, issued and outstanding 2,264,182 shares                       22,642
  Additional paid-in capital                                          5,222,946
  Retained earnings                                                   4,412,994
  Accumulated other comprehensive income                                  4,149
                                                                    -----------
                                                                      9,662,731
  Less deferred compensation                                            138,619
  Less note receivable from Equity Participation Plan                 3,228,043
  Less treasury stock, at cost; 60,062 shares                           224,095
                                                                    -----------
     Total stockholders' equity                                       6,071,974
                                                                    -----------
     Total liabilities and stockholders' equity                     $11,395,635
                                                                    ===========

          See accompanying notes.

            TEMPTRONIC CORPORATION AND SUBSIDIARIES
         CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                        (Unaudited)


                                                  Six months ended December 31,
                                                  -----------------------------
                                                     1999               1998
                                                  -----------        ----------
Net revenues:
  Product                                         $10,125,183        $6,653,253
  Service                                           1,220,998           788,027
                                                  -----------        ----------
                                                   11,346,181         7,441,280
Cost of revenues                                    6,470,704         4,410,885
                                                  -----------        ----------
     Gross profit                                   4,875,477         3,030,395

Operating expenses:
  Selling                                           1,723,191         1,634,349
  Research and engineering                            847,551           828,746
  General and administrative                        1,520,482           643,521
                                                  -----------        ----------
     Total operating expenses                       4,091,224         3,106,616
                                                  -----------        ----------
Operating income (loss)                               784,253           (76,221)

Other (income) expense:
  Interest expense                                     94,172           165,784
  Other income                                         (6,536)          (14,745)
                                                  -----------        ----------
                                                       87,636           151,039
                                                  -----------        ----------
Income (loss) before income taxes                     696,617          (227,260)
Income tax expense (benefit)                       (1,203,000)                -
                                                  -----------        ----------
     Net income (loss)                            $ 1,899,617        $ (227,260)
                                                  ===========        ==========

Earnings (loss) per share:
  Basic                                                 $1.14            $(0.14)
  Diluted                                               $1.08            $(0.14)

Weighted-average common shares outstanding:
  Basic                                             1,663,661         1,618,853
  Diluted                                           1,762,099         1,618,853


         See accompanying notes.

               TEMPTRONIC CORPORATION AND SUBSIDIARIES
    CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
                          (Unaudited)


                                                          Six months ended December 31,
                                                          -----------------------------
                                                             1999               1998
                                                          ----------         ----------

Net income (loss)                                         $1,899,617         $ (227,260)

Unrealized gains on foreign currency translation
  adjustments                                                  7,583              2,704
                                                          ----------         ----------


Comprehensive income (loss)                               $1,907,200         $ (224,556)
                                                          ==========         ==========


See accompanying notes.

                 TEMPTRONIC CORPORATION AND SUBSIDIARIES
         CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                               (Unaudited)

                                                               Accumulated
                                                                 Other
                                        Additional            Comprehensive                  Note                   Total
                                Common   Paid-in    Retained     Income       Deferred    Receivable   Treasury  Stockholders'
                                 Stock   Capital    Earnings     (Loss)     Compensation  from EPP       Stock      Equity
                                ------  ----------  --------  ------------- ------------  ----------  ---------  -------------

Balance at June 30, 1999       $22,290  $5,248,426 $2,513,377   $(3,434)    $(191,347)   $(3,299,013)  $(224,095)  $4,066,204
  Net income                                        1,899,617                                                       1,899,617
  Other comprehensive income                                      7,583                                                 7,583
  Amortization of deferred
   compensation                                                                27,248                                  27,248
  Elimination of deferred
   compensation related to
   stock options forfeited                 (25,480)                            25,480                                       -
  Stock options exercised          352                                                                                    352
  Principal payments made by
   Equity Participation Plan                                                                  70,970                   70,970
                               -------  ---------- ----------   -------     ---------    -----------   ---------   ----------
Balance at December 31, 1999   $22,642  $5,222,946 $4,412,994   $ 4,149     $(138,619)   $(3,228,043)  $(224,095)  $6,071,974
                               =======  ========== ==========   =======     =========    ===========   =========   ==========


      See accompanying notes.

                      TEMPTRONIC CORPORATION AND SUBSIDIAIRES
                  CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (Unaudited)


                                                              Six Months Ended
                                                                 December 31,
                                                          -------------------------
                                                             1999            1998
                                                          ----------      ---------
OPERATING ACTIVITIES
  Net earnings (loss)                                     $1,899,617      $(227,260)
  Adjustments to reconcile net earnings (loss)
   to net cash provided by operating activities:
    Depreciation and amortization                            267,793        296,259
    Allowance for bad debts                                    1,129          1,458
    Deferred taxes                                        (1,262,000)      (318,958)
    Deferred compensation relating to stock options           27,248         48,635
    Changes in assets and liabilities:
      Accounts receivable and due from related party        (678,673)       431,602
      Inventories                                           (638,656)       620,660
      Proceeds from sale of demonstration equipment,
       net of gain                                            57,255         92,444
      Prepaid expenses and other current assets             (185,780)         8,125
      Accounts payable and accrued expenses                1,611,304       (910,970)
      Taxes payable                                           44,543        319,324
                                                          ----------      ---------
Net cash provided by operations                            1,143,780        361,319

INVESTING ACTIVITIES
  Purchase of property and equipment                        (138,486)       (64,094)
  Other long-term assets                                      89,847        (57,204)
                                                          ----------      ---------
Net cash used in investing activities                        (48,639)      (121,298)

FINANCING ACTIVITIES
  Proceeds from stock options exercised                          352             45
  Net repayments of line of credit                        (1,070,667)      (482,838)
  Repayment of long-term debt                                (76,553)       (76,890)
  Note receivable repayments from EPP                         70,970         64,295
                                                          ----------      ---------
Net cash used in financing activities                     (1,075,898)      (495,388)

Effects of exchange rates on cash                              7,583          2,704

Net cash provided by (used in) all activities                 26,826       (252,663)
Cash at beginning of period                                    2,543        422,050
                                                          ----------      ---------

Cash at end of period                                     $   29,369      $ 169,387
                                                          ==========      =========

Supplemental disclosure of cash flow information:
  Cash paid for interest                                  $  101,840      $ 171,749
                                                          ==========      =========
  Cash paid for taxes                                     $   14,000      $       -
                                                          ==========      =========


       See accompanying notes.

               TEMPTRONIC CORPORATION AND SUBSIDIARIES
         NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 1999
                          (Unaudited)


1.  ORGANIZATION

    Temptronic Corporation (the "Company") is engaged in the manufacture, sale and service of temperature control instruments used in the electronics industry. The Company's principal customers are large electronics manufacturers throughout the world. To date, the Company has viewed and manages its business as one operating segment.


2.  INTERIM FINANCIAL REPORTING

    The accompanying interim unaudited condensed consolidated financial statements have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission and in accordance with generally accepted accounting principles. Accordingly, certain information and footnote disclosures normally included in annual consolidated financial statements have been omitted or condensed. Therefore, these condensed consolidated financial statements should be read in conjunction with the Company's audited consolidated financial statements and accompanying footnotes for the year ended June 30, 1999.

    In the opinion of management, all necessary adjustments (consisting of only normal recurring accruals) have been made to provide a fair presentation.


3.  RECLASSIFICATIONS

    Certain amounts have been reclassified to conform to the presentation used by inTEST Corporation (see note 7).


4.  INVENTORIES

    Inventories consist of the following at December 31, 1999:


    Raw materials                                            $4,077,312
    Work-in-process                                             164,881
    Finished goods                                              326,708
    Reserve for obsolete inventory                             (422,865)
                                                             ----------

                                                             $4,146,036
                                                             ==========


               TEMPTRONIC CORPORATION AND SUBSIDIARIES
         NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                         DECEMBER 31, 1999
                            (Unaudited)

5.  INCOME TAXES

    The Company has various tax credits and state net operating loss carryforwards available at December 31, 1999 to offset future taxable income. Net operating loss carryforwards and tax credits are subject to review and possible adjustment by the Internal Revenue Service. In addition, the occurrence of certain events, including significant changes in ownership interests, may limit the amount of the net operating loss carryforwards available to be used in any given year.

    During the six months ended December 31, 1999, the Company reduced the valuation allowance by $1,256,000. This reduction was based upon management's assessment of the Company's projected future taxable income. However, the amount of the deferred tax asset considered realizable could be reduced in the near term if estimates of future taxable income are reduced.

6.  EARNINGS (LOSS) PER SHARE

    In 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, Earnings per Share (SFAS No. 128). SFAS No. 128 replaces the calculation of primary and fully diluted earnings per share with basic and diluted earning per share. Unlike primary earnings per share, basic earnings per share excludes any dilutive effects of options, warrants and convertible securities. Diluted earnings per share is similar to fully diluted earnings per share. The following table sets forth the computation of earnings (loss) per share for the six months ended December 31:


                                                        1999             1998
                                                     ----------       ----------
    Basic Earnings (Loss) Per Share
    -------------------------------
    Numerator:
      Net income (loss)                              $1,899,617       $ (227,260)
    Denominator:
      Weighted-average common shares outstanding      1,663,661        1,618,853
                                                     ----------       ----------
    Basic earnings (loss) per share                       $1.14           $(0.14)
                                                     ==========       ==========
    Diluted Earnings (Loss) Per Share
    ---------------------------------
    Numerator:
      Net income (loss)                              $1,899,617       $ (227,260)
    Denominator:
      Weighted-average common shares outstanding      1,663,661        1,618,853
    Dilutive effect of stock options                     98,438                -
                                                     ----------       ----------
    Shares used in computing diluted earnings
     (loss) per share                                 1,762,099        1,618,853
                                                     ----------       ----------
    Diluted earnings (loss) per share                     $1.08           $(0.14)
                                                     ==========       ==========


               TEMPTRONIC CORPORATION AND SUBSIDIARIES
         NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 1999
                           (Unaudited)


6.  EARNINGS (LOSS) PER SHARE (Continued)

    Weighted-average common shares exclude unallocated shares of common stock held by the Company's Equity Participation Plan. Options to purchase shares of common stock during the six months ended December 31, 1998 were excluded from the calculation of diluted net loss per share as the effect of their inclusion would have been antidilutive.


7.  SUBSEQUENT EVENT

    The Company completed its merger with inTEST Corporation (inTEST) of Cherry Hill, New Jersey on March 9, 2000. As a result of this transaction, the Company was merged into a wholly-owned subsidiary of inTEST. Each share of the Company's common stock outstanding as of the date of the merger was exchanged for 0.925 shares of inTEST's common stock. In addition, the Company's outstanding stock options were converted at the same exchange ratio into options to acquire inTEST's common stock.

Independent Auditors' Report



The Board of Directors and Stockholders
inTEST Corporation



We have audited the accompanying restated consolidated balance sheets of inTEST Corporation and subsidiaries as of December 31, 1999 and 1998, and the related restated consolidated statements of earnings, comprehensive earnings, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1999. These restated consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these restated consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the restated consolidated financial statements referred to above present fairly, in all material respects, the financial position of inTEST Corporation and subsidiaries as of December 31, 1999 and 1998, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1999, in conformity with generally accepted accounting principles.


                                         /s/ KPMG LLP
                                         ---------------------------


Philadelphia, Pennsylvania
May 5, 2000
                    inTEST CORPORATION AND SUBSIDIARIES
                   RESTATED CONSOLIDATED BALANCE SHEETS
                     (In thousands, except share data)

                                                                       December 31,
                                                                    ------------------
                                                                      1999      1998
ASSETS                                                              -------    -------
Current assets:
  Cash and cash equivalents                                         $12,047    $ 8,637
  Trade accounts and notes receivable, net of allowance for
   doubtful accounts of $239 and $221, respectively                  10,020      5,779
  Inventories                                                         7,972      5,895
  Deferred tax asset                                                  1,271        245
  Refundable domestic and foreign income taxes                            -        970
  Other current assets                                                  898        419
                                                                    -------    -------
     Total current assets                                            32,208     21,945
Machinery and equipment:
  Machinery and equipment                                             7,279      6,117
  Leasehold improvements                                              1,420      1,210
                                                                    -------    -------
                                                                      8,699      7,327
  Less:  accumulated depreciation                                    (6,002)    (5,191)
                                                                    -------    -------
     Net machinery and equipment                                      2,697      2,136
                                                                    -------    -------
Cash surrender value of life insurance                                1,067        990
Deferred tax asset                                                      350          -
Other assets                                                            288        246
Goodwill, net of accumulated amortization of $780 and $301,
 respectively                                                         6,405      6,884
                                                                    -------    -------
     Total assets                                                   $43,015    $32,201
                                                                    =======    =======
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Notes payable to bank                                             $ 1,241    $ 3,026
  Accounts payable                                                    5,195      2,185
  Accrued expenses                                                    3,011      1,447
  Current portion of long-term debt                                     123        150
  Domestic and foreign income taxes payable                           1,854         69
                                                                    -------    -------
     Total current liabilities                                       11,424      6,877
Long-term debt, net of current potion                                   133        262
                                                                    -------    -------
     Total liabilities                                               11,557      7,139
                                                                    -------    -------
Commitments
Stockholders' equity:
  Preferred stock, $0.01 par value; 5,000,000 shares authorized,
   no shares issued or outstanding                                        -          -
  Common stock, $0.01 par value; 20,000,000 shares authorized;
   8,630,980 and 8,597,842 shares issued, respectively                   86         86
  Additional paid-in capital                                         21,872     21,913
  Retained earnings                                                  13,077      6,944
  Accumulated other comprehensive earnings (expense)                     14        (35)
  Deferred compensation                                                (139)      (255)
  Note receivable from Equity Participation Plan                     (3,228)    (3,367)
  Treasury stock, at cost; 55,557 shares in 1999 and 1998              (224)      (224)
                                                                    -------    -------
     Total stockholders' equity                                      31,458     25,062
                                                                    -------    -------
     Total liabilities and stockholders' equity                     $43,015    $32,201
                                                                    =======    =======

See accompanying Notes to Restated Consolidated Financial Statements.
                                         F - 31
                    inTEST CORPORATION AND SUBSIDIARIES
                RESTATED CONSOLIDATED STATEMENTS OF EARNINGS
                     (In thousands, except share data)


                                                           Years Ended December 31,
                                                      -------------------------------
                                                        1999        1998        1997
                                                      -------     -------     -------
Net revenues                                          $53,585     $36,058     $40,014
Cost of revenues                                       26,875      18,870      19,100
                                                      -------     -------     -------
     Gross margin                                      26,710      17,188      20,914
                                                      -------     -------     -------
Operating expenses:
  Selling expense                                       8,418       6,976       6,951
  Engineering and product development expense           4,864       4,062       4,543
  General and administrative expense                    6,101       4,074       3,580
                                                      -------     -------     -------
     Total operating expenses                          19,383      15,112      15,074
                                                      -------     -------     -------
Operating income                                        7,327       2,076       5,840
                                                      -------     -------     -------
Other income (expense):
  Interest income                                         348         455         349
  Interest expense                                       (229)       (356)       (310)
  Other                                                   112          64         (15)
                                                      -------     -------     -------
     Total other income                                   231         163          24
                                                      -------     -------     -------
Earnings before income taxes and minority interest      7,558       2,239       5,864
Income tax expense                                      1,425       1,181       1,616
                                                      -------     -------     -------
Earnings before minority interest                       6,133       1,058       4,248
Minority interest                                           -           -         (25)
                                                      -------     -------     -------

Net earnings                                          $ 6,133     $ 1,058     $ 4,223
                                                      =======     =======     =======

Pro forma information (unaudited) (Note 3)
  Pro forma earnings before income taxes                                      $ 5,824
  Pro forma income taxes                                                        2,224
  Pro forma net earnings                                                        3,600

  Earnings per share (1997 information is pro forma):
    Basic                                               $0.76       $0.14       $0.55
    Diluted                                              0.74        0.14        0.54

  Weighted average shares outstanding (1997 information
   is pro forma):
    Basic                                           8,084,398   7,668,911   6,531,478
    Diluted                                         8,265,537   7,822,088   6,696,892


See accompanying Notes to Restated Consolidated Financial Statements.

                inTEST CORPORATION AND SUBSIDIARIES
      RESTATED CONSOLIDATED STATEMENTS OF COMPREHENSIVE EARNINGS
                 (In thousands, except share data)


                                                        Years Ended December 31,
                                                     ------------------------------
                                                      1999        1998        1997
                                                     ------      ------      ------
Net earnings                                         $6,133      $1,058      $4,223

Foreign currency translation adjustments                 49          77        (161)
                                                     ------      ------      ------

Comprehensive earnings                               $6,182      $1,135      $4,062
                                                     ======      ======      ======


See accompanying Notes to Restated Consolidated Financial Statements.

                inTEST CORPORATION AND SUBSIDIARIES
      RESTATED CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                 (In thousands, except share data)

                                                                            Accum.
                                                                            Other
                                          Common Stock   Addt'l             Comp.               Equity                 Total
                                                        Paid-In Retained   Earnings  Deferred    Part.    Treasury Stockholders'
                                         Shares  Amount Capital Earnings  (Expense)    Comp.   Plan Note    Stock     Equity
                                         ------  ------ ------- --------  ---------  --------  ---------  -------- -------------
Balance, January 1, 1997, as reported  3,790,591  $38   $   689  $ 3,833    $  27     $   -     $     -    $   -      $ 4,587
Pooling of interests with Temptronic   2,057,646   21     4,918    3,352       22       (86)     (3,668)    (193)       4,366
                                       ---------  ---   -------  -------    -----     -----     -------    -----      -------
Balance, January 1, 1997, as restated  5,848,237   59     5,607    7,185       49       (86)     (3,668)    (193)       8,953

Net earnings                                   -    -         -    4,223        -         -           -        -        4,223
Other comprehensive expense                    -    -         -        -     (161)        -           -        -         (161)
Deferred compensation                          -    -       411        -        -      (411)          -        -            -
Amortization of deferred compensation          -    -         -        -        -        86           -        -           86
Principal payments by Equity
 Participation Plan                            -    -         -        -        -         -         176        -          176
Dividends                                      -    -         -   (5,522)       -         -           -        -       (5,522)
Acquisition of minority interest         300,443    3     1,655        -        -         -           -        -        1,658
Issuance of common stock in connection
 with Offering, net                    1,820,000   18    11,637        -        -         -           -        -       11,655
Acquisition of treasury stock                  -    -         -        -        -         -           -      (31)         (31)
                                       ---------  ---   -------  -------    -----     -----     -------    -----      -------
Balance, December 31, 1997             7,968,680   80    19,310    5,886     (112)     (411)     (3,492)    (224)      21,037

Net earnings                                   -    -         -    1,058        -         -           -        -        1,058
Other comprehensive earnings                   -    -         -        -       77         -           -        -           77
Deferred compensation                          -    -        47        -        -       (47)          -        -            -
Amortization of deferred compensation          -    -         -        -        -        93           -        -           93
Elimination of deferred compensation
 related to stock options forfeited            -    -      (110)       -        -       110           -        -            -
Principal payments by Equity
 Participation Plan                            -    -         -        -        -         -         125        -          125
Stock options exercised                    4,162    -         -        -        -         -           -        -            -
Issuance of common stock in
 connection with Acquisition             625,000    6     2,666        -        -         -           -        -        2,672
                                       ---------  ---   -------  -------    -----     -----     -------    -----      -------
Balance, December 31, 1998             8,597,842   86    21,913    6,944      (35)     (255)     (3,367)    (224)      25,062

Net earnings                                   -    -         -    6,133        -         -           -        -        6,133
Other comprehensive earnings                   -    -         -        -       49         -           -        -           49
Amortization of deferred compensation          -    -         -        -        -        75           -        -           75
Elimination of deferred compensation
 related to stock options forfeited            -    -       (41)       -        -        41           -        -            -
Principal payments by Equity
 Participation Plan                            -    -         -        -        -         -         139        -          139
Stock options exercised                   33,138    -         -        -        -         -           -        -            -
                                       ---------  ---   -------  -------    -----     -----     -------    -----      -------
Balance, December 31, 1999             8,630,980  $86   $21,872  $13,077    $  14     $(139)    $(3,228)   $(224)     $31,458
                                       =========  ===   =======  =======    =====     =====     =======    =====      =======


See accompanying Notes to Restated Consolidated Financial Statements.

               inTEST CORPORATION AND SUBSIDIARIES
          RESTATED CONSOLIDATED STATEMENTS OF CASH FLOWS
                (In thousands, except share data)

                                                               Years Ended December 31,
                                                              -------------------------
                                                                1999     1998     1997
                                                              -------  -------  -------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net earnings                                                $ 6,133  $ 1,058  $ 4,223
  Adjustments to reconcile net earnings to net
   cash provided by operating activities:
  Depreciation                                                    950      822      755
  Amortization of goodwill                                        479      252       49
  Deferred taxes                                               (1,377)     259     (503)
  Foreign exchange (gain) loss                                    (36)      52       84
  Allowance for doubtful accounts, net                             17      (32)      54
  Deferred compensation relating to stock options                  75       93       86
  Minority interest                                                 -        -       25
  Changes in assets and liabilities, net of effects
   of Acquisition:
    Trade accounts and notes receivable                        (4,206)   2,863   (3,358)
    Inventories                                                (2,080)     605     (993)
    Proceeds from sale of demonstration equipment, net of gain     85      251      105
    Refundable domestic and state income taxes                    977     (750)     (51)
    Other current assets                                         (481)     111      (28)
    Accounts payable                                            3,045   (1,284)   1,387
    Domestic and foreign income taxes payable                   1,785   (1,262)     904
    Dividends payable                                               -        -     (973)
    Accrued expenses                                            1,561     (724)     347
                                                              -------  -------  -------
Net cash provided by operating activities                       6,927    2,314    2,113
                                                              -------  -------  -------
CASH FLOWS FROM INVESTING ACTIVITIES
  Acquisition of business, net of cash acquired                     -   (4,629)       -
  Purchase of machinery and equipment                          (1,596)    (972)    (609)
  Other long-term assets                                         (100)     229       45
                                                              -------  -------  -------
Net cash used in investing activities                          (1,696)  (5,372)    (564)
                                                              -------  -------  -------
CASH FLOWS FROM FINANCING ACTIVITIES
  Dividends paid                                                    -        -   (5,541)
  Net borrowings (repayments) on revolving debt                (1,784)    (221)     528
  Proceeds from long-term debt                                      -       21      500
  Repayment of long-term debt                                    (156)    (391)    (351)
  Note receivable repayments from Equity Participation Plan       139      125      176
  Purchase of treasury stock                                        -        -      (31)
  Net proceeds from Offering                                        -        -   11,655
                                                              -------  -------  -------
Net cash provided by (used in) financing activities            (1,801)    (466)   6,936
                                                              -------  -------  -------
Effects of exchange rate on cash                                  (20)      23      (93)
                                                              -------  -------  -------
Net cash provided by (used in) all activities                   3,410   (3,501)   8,392
Cash and cash equivalents at beginning of period                8,637   12,138    3,746
                                                              -------  -------  -------
Cash and cash equivalents at end of period                    $12,047  $ 8,637  $12,138
                                                              =======  =======  =======
SCHEDULE OF NON-CASH INVESTING ACTIVITIES
  Details of Acquisition:
    Fair value of assets acquired, net of cash acquired                $ 2,003
    Liabilities assumed                                                   (549)
    Common stock issued                                                 (2,672)
    Goodwill resulting from Acquisition                                  5,847
                                                                       -------
  Net cash paid for Acquisition                                        $ 4,629
                                                                       =======
Cash payments made for:
  Domestic and foreign income taxes                           $    59  $ 2,975  $ 1,233
  Interest                                                        240      358      302

See accompanying Notes to Restated Consolidated Financial Statements.

               inTEST CORPORATION AND SUBSIDIARIES
        NOTES TO RESTATED CONSOLIDATED FINANCIAL STATEMENTS
                (In thousands, except share data)


(1)   NATURE OF OPERATIONS

      inTEST Corporation (the "Company") is a leading independent designer, manufacturer and marketer of interface solutions and temperature management products that semiconductor manufacturers use in conjunction with automatic test equipment, or ATE, in the testing of integrated circuits, or ICs. The Company's interface solutions products include manipulator, docking hardware, and tester interface products.

      The consolidated entity is comprised of inTEST Corporation (parent) and its eight 100% owned subsidiaries: inTEST Limited (Thame, UK), inTEST Kabushiki Kaisha (Kichijoji, Japan), inTEST PTE, Limited (Singapore), inTEST Sunnyvale Corp. (Delaware) (see Note 4), Temptronic Corporation (Delaware) (see Note 17), inTEST Investments, Inc. (a Delaware holding company), inTEST IP Corp. (a Delaware holding company) and inTEST Licensing Corp. (a Delaware holding company).

      The Company manufactures its products in the U.S., the U.K. and Singapore (where the Company commenced manufacturing during September
      1999). Marketing and support activities are conducted worldwide from the Company's facilities in the U.S., U.K., Japan and Singapore.

      On June 20, 1997, the Company completed an initial public offering of
      2.275 million common shares including 1.82 million shares of common stock sold by the Company (the "Offering"). Simultaneous with the closing of the Offering, the Company acquired the 21% minority interests in each of its three foreign subsidiaries in exchange for an aggregate of 300,443 shares of the Company's common stock (the "Exchange").

      On March 9, 2000, the Company completed a merger with Temptronic Corporation ("Temptronic") whereby Temptronic was merged into a wholly-owned subsidiary of the Company. The Company exchanged 2,046,793 shares of its common stock for all of the Temptronic common stock. Each share of Temptronic common stock was exchanged for 0.925 shares of the Company's common stock. In addition, outstanding Temptronic stock options were converted at the same exchange ratio into options to acquire 175,686 shares of the Company's common stock. The merger was accounted for under the pooling-of-interests method of accounting and, accordingly, the accompanying restated consolidated financial statements have been retroactively restated to give effect to the merger. Temptronic also has a 95% owned foreign subsidiary which is consolidated with Temptronic for reporting purposes. Minority interest in this foreign subsidiary is not material.

(2)   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Basis of Presentation
      ---------------------
      The accompanying restated consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated upon consolidation. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

               inTEST CORPORATION AND SUBSIDIARIES
        NOTES TO RESTATED CONSOLIDATED FINANCIAL STATEMENTS
                (In thousands, except share data)



(2)   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

      Reclassification
      ----------------
      Certain previously reported amounts for Temptronic have been restated to conform to the accounting methods applied by the Company.

      Cash and Cash Equivalents
      -------------------------
      Short-term investments, which have maturities of three months or less when purchased, are considered to be cash equivalents and are carried at cost, which approximates market value.

      Trade Notes Receivable
      ----------------------
      Trade notes receivable are due from trade customers in Japan, and have original maturities of less than four months. The notes are non-interest bearing. Trade notes receivable were $141 and $524 at December 31, 1999 and 1998, respectively.

      Note Receivable from Equity Participation Plan
      ----------------------------------------------
      As a result of the merger with Temptronic, the Company has a note receivable from the Temptronic Corporation Equity Participation Plan ("EPP"). The note was issued on November 6, 1996 with a principal amount of $3.7 million. The note bears interest at 10% and matures on September 30, 2011. The proceeds of the note were used by the EPP to purchase approximately 565,483 shares of common stock at $6.49 per share from certain former shareholders of Temptronic. The
      Company has agreed to make an annual contribution to the EPP in the amount of the principal plus interest due on the EPP's note (see
      Note 12).

      Credit Risks
      ------------
      The Company grants credit to customers and generally requires no collateral. To minimize its risk, the Company performs ongoing credit evaluations of its customers' financial condition. Bad debt expense (recoveries) were $16, $(4) and $68 for the years ended December 31, 1999, 1998 and 1997, respectively.

      Inventories
      -----------
      Inventories are stated at the lower of cost or market. Cost is determined under the first-in first-out (FIFO) method.

      Machinery and Equipment
      -----------------------
      Machinery and equipment are stated at cost. Depreciation is based upon the estimated useful life of the assets using the straight-line method. The estimated useful lives range from three to seven years. Leasehold improvements are recorded at cost and amortized over the shorter of the lease term or the estimated useful life of the asset. Total depreciation expense was $950, $822 and $755 for the years ended December 31, 1999, 1998 and 1997, respectively. Expenditures for maintenance and repairs are charged to operations as incurred.

               inTEST CORPORATION AND SUBSIDIARIES
        NOTES TO RESTATED CONSOLIDATED FINANCIAL STATEMENTS
                (In thousands, except share data)

(2)   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

      Intangibles
      -----------
      Goodwill resulting from the acquisition of the minority interest in the Company's three foreign subsidiaries and the acquisition of TestDesign (as described in Note 4) is amortized on a straight-line basis over 15 years. Total amortization expense for the years ended December 31, 1999, 1998 and 1997 was $479, $252 and $49, respectively. When events or circumstances so indicate, the Company assesses the potential impairment of its intangible assets and other long-lived assets based on anticipated undiscounted cash flows from operations. Such events and circumstances include a sale of all or a significant part of the operations associated with the long-lived asset, or a significant decline in the operating performance of the asset. If an impairment is indicated, the amount of impairment charge would be calculated by comparing the anticipated discounted future cash flows to the carrying value of the long-lived asset. At December 31, 1999, no impairment was indicated.

      Income Taxes
      ------------
      Just prior to the closing of the Offering (as described in Note 1), the Company terminated its status as an S corporation for Federal tax purposes and in the state of New Jersey. As an S corporation, any Federal and certain New Jersey state income tax liabilities were those of the former S corporation stockholders, not of the Company. All tax liabilities on income earned subsequent to the revocation of the S corporation elections are liabilities of the Company. The Company is taxed in foreign countries and for activity in certain states. The Company accounts for income taxes in accordance with the Statement of Financial Accounting Standards ("SFAS") No. 109, Accounting for Income Taxes.

      Net Earnings Per Common Share
      -----------------------------
      Net earnings per common share is computed in accordance with SFAS No. 128, Earnings Per Share. Basic earnings per share is computed by dividing net earnings by the weighted average number of common shares outstanding during each year. Diluted earnings per share is computed by dividing net earnings by the weighted average number of common shares and common share equivalents outstanding during each year. Common share equivalents represent stock options using the treasury stock method.

      A reconciliation of weighted average shares outstanding - basic to weighted average shares outstanding - diluted appears below:

                                                        Years Ended December 31,
                                                   ---------------------------------
                                                     1999        1998        1997
                                                   ---------   ---------   ---------
      Weighted average shares outstanding-basic    8,084,398   7,668,911   6,531,478
      Potentially dilutive securities:
        Employee stock options                       181,139     153,177     165,414
                                                   ---------   ---------   ---------
      Weighted average shares outstanding-diluted  8,265,537   7,822,088   6,696,892
                                                   =========   =========   =========

               inTEST CORPORATION AND SUBSIDIARIES
       NOTES TO RESTATED CONSOLIDATED FINANCIAL STATEMENTS
                (In thousands, except share data)

(2)   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

      Net Earnings Per Common Share (Continued)
      -----------------------------
      Weighted average common shares outstanding exclude unallocated shares of common stock held by the Company's EPP (see Note 12).

      As discussed in Note 3, pro forma earnings per share information for the year ended December 31, 1997 includes certain adjustments to reflect results as if (i) the Company had been taxed as a C corporation for all of 1997, and (ii) the acquisition of the minority interests in the Company's three foreign subsidiaries had occurred on January 1, 1997.

      Revenue Recognition
      -------------------
      Revenue from sales of products are recognized upon shipment to customers. Service revenues are recognized as the services are performed.

      Engineering and Product Development
      -----------------------------------
      Engineering and product development costs, which consist primarily of the salary and related benefits costs of the Company's technical staff, as well as product development costs, are expensed as incurred.

      Product Warranties
      ------------------
      The Company generally provides product warranties and records estimated warranty expense at the time of sale based upon historical claims experience. Warranty expense for the years ended December 31, 1999, 1998 and 1997 was $790, $601 and $568, respectively.

      Stock-Based Compensation
      ------------------------
      During 1997, the Company adopted SFAS No. 123, Accounting for Stock-Based Compensation. As permitted by SFAS No. 123, the Company has elected to continue to follow Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees ("APB 25") in accounting for its stock option plans. Under APB 25, the Company does not recognize compensation expense on the issuance of its stock options to employees and non-employee directors when the option terms are fixed and the exercise price equals the fair value of the underlying stock on the grant date. Compensation expense for stock options granted to non-employees is accounted for based upon the fair value of the options on the date of grant, in accordance with the provisions of SFAS No. 123.

      Foreign Currency
      ----------------
      The accounts of the foreign subsidiaries are translated in accordance with SFAS No. 52, Foreign Currency Translation, which requires that assets and liabilities of international operations be translated using the exchange rate in effect at the balance sheet date. The results of operations are translated using an average exchange rate for the period. The effects of rate fluctuations in translating assets and liabilities of international operations into U.S. dollars are accumulated and reflected as other comprehensive earnings or expense in the restated consolidated statements of stockholders' equity. Transaction gains or losses are included in net earnings.

               inTEST CORPORATION AND SUBSIDIARIES
       NOTES TO RESTATED CONSOLIDATED FINANCIAL STATEMENTS
                (In thousands, except share data)


(2)   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

      Financial Instruments
      ---------------------
      The Company's financial instruments, principally accounts and notes receivable and accounts payable, are carried at cost which approximates fair value, due to the short maturities of the accounts. The estimated fair values of the Company's notes payable and long-term debt approximates their carrying value based upon the current rates offered to the Company for similar type arrangements.

      New Accounting Pronouncements
      -----------------------------
      In March 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use. This Statement requires that certain costs related to the development or purchase of internal software be capitalized and amortized over the estimated useful life of the software. This Statement also requires that costs related to the preliminary project stage and the post implementation/operation stage of an internal use computer software development project be expensed as incurred. The Company adopted this Statement in the first quarter of 1999, as required. The adoption of this Statement did not have a material effect on the results of operations, financial condition or long-term liquidity of the Company.

      In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, which establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities. SFAS No. 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 2000. The Company plans to adopt this Statement in the first quarter of 2001, as required. The adoption of this Statement is not expected to have a material effect on the results of operations, financial condition or long-term liquidity of the Company.



(3)   PRO FORMA STATEMENT OF EARNINGS INFORMATION (Unaudited)

      The Company terminated its status as an S corporation just prior to the closing of the Offering, described in Note 1, and is subject to Federal and additional state income taxes for periods after such termination.

      Accordingly, for informational purposes, the following pro forma information for the year ended December 31, 1997 is presented to show pro forma earnings on an after-tax basis, assuming the Company had been taxed as a C corporation since January 1, 1997. The difference between the Federal statutory income tax rate and the pro forma income tax rate is as follows:

               inTEST CORPORATION AND SUBSIDIARIES
        NOTES TO RESTATED CONSOLIDATED FINANCIAL STATEMENTS
                (In thousands, except share data)


(3)   PRO FORMA STATEMENT OF EARNINGS INFORMATION (Unaudited) (Continued)


      Federal statutory tax rate                             34%
      State income taxes, net of Federal benefit              2
      Foreign income taxes                                    4
      Non-deductible goodwill amortization                    1
      Research credits                                       (3)
                                                             --
      Pro forma income tax rate                              38%
                                                             ==


      Set forth below are pro forma results of the Company's operations for the year ended December 31, 1997. These pro forma results reflect adjustments for:

     (i)   the aforementioned change in method of computing taxes; and

     (ii) the amortization of goodwill resulting from the acquisition of minority interests in the Company's three foreign subsidiaries, net of the elimination of the minority interests charge reflected in the restated consolidated financial statements, as if the Exchange (as described in Note 1) had occurred on January 1, 1997. The goodwill resulting from the Exchange, which totaled $1.3 million, is being amortized over 15 years.


           Pro forma earnings before income taxes                     $5,824
           Pro forma income taxes                                      2,224
           Pro forma net earnings                                      3,600
           Pro forma net earnings per common share - basic            $ 0.55
           Pro forma weighted average common shares outstanding -
            basic                                                  6,531,478
           Pro forma net earnings per common share - diluted          $ 0.54
           Pro forma weighted average common shares and common
            share equivalents outstanding - diluted                6,696,892


      Pro forma net earnings per common share - basic was calculated by dividing pro forma net earnings by the pro forma weighted average number of common shares outstanding during the period, calculated as if the Exchange had occurred on January 1, 1997.

      Pro forma net earnings per common share - diluted was calculated by dividing pro forma net earnings by the pro forma weighted average number of common shares and common share equivalents outstanding during the period, calculated as if the Exchange had occurred on January 1, 1997.

               inTEST CORPORATION AND SUBSIDIARIES
       NOTES TO RESTATED CONSOLIDATED FINANCIAL STATEMENTS
                (In thousands, except share data)


(4)   ACQUISITION

      On August 3, 1998, the Company acquired all of the outstanding capital stock of TestDesign Corporation ("TestDesign"), a privately held California corporation (the "Acquisition"). Subsequent to the Acquisition, the Company changed the name of TestDesign to inTEST Sunnyvale Corp. TestDesign is engaged in the design and manufacture of tester interfaces used by the semiconductor industry. The purchase price was $4.4 million in cash and 625,000 shares of the Company's common stock (subject to certain adjustments).

      An escrow (held by a third party escrow agent) of $1.0 million of the cash portion of the purchase price was established at closing.
      This amount will remain in escrow until July 31, 2000, unless any indemnity claims are then pending, in which case an amount equal to the amount of such pending claims will be retained in escrow until resolution of the claims. Although the Company's common stock had a market price of $4.75 per share on the closing date of the transaction, all of the 625,000 shares issued in connection with the Acquisition are subject to legal restrictions on transfer and were valued at a 10% discount to the market price of the shares. In addition, the Company incurred transaction costs of approximately $425 in completing the Acquisition. The following is an allocation of the purchase price:

           Cash payment                                      $4,400
           Transaction costs                                    425
           625,000 common shares at $4.28                     2,672
                                                             ------
                                                              7,497
           Estimated fair value of identifiable assets
            acquired net of liabilities assumed               1,650
                                                             ------
           Goodwill to be amortized over 15 years            $5,847
                                                             ======

      The Acquisition has been accounted for as a purchase and the results of operations of the acquired business have been included in the Company's restated consolidated financial statements since the date of the Acquisition. The following unaudited pro forma information presents a summary of consolidated results of operations for the Company and TestDesign as if the Acquisition had occurred on January 1, 1997 (the 1997 amounts also reflect the pro forma adjustments described in Note 3):

               inTEST CORPORATION AND SUBSIDIARIES
       NOTES TO RESTATED CONSOLIDATED FINANCIAL STATEMENTS
                (In thousands, except share data)


(4)   ACQUISITION (Continued)


                                                                         Years Ended December 31,
                                                                             1998          1997
                                                                            -------      --------
      Pro forma net revenues                                        $40,318     $48,957
      Pro forma earnings before income taxes                          2,105       6,154
      Pro forma income taxes                                          1,162       2,574
      Pro forma net earnings                                            943       3,580

      Pro forma net earnings per common share - basic                 $0.12       $0.50
      Pro forma weighted average common shares outstanding -
       basic                                                      8,035,349   7,156,478

      Pro forma net earnings per common share - diluted               $0.12       $0.49
      Pro forma weighted average common shares and common share
       equivalents outstanding - diluted                          8,188,527   7,321,892



(5)   SEGMENT INFORMATION

      The various products the Company designs, manufactures and markets, which include manipulator, docking hardware, tester interface and temperature management products, are considered by management to be a single product segment. Included in this segment are products the Company designs and markets that are manufactured by third parties, which include high performance test sockets and interface boards. The Company operates its business worldwide and divides the world into three geographic segments: North America, Asia-Pacific and Europe. The North America segment includes the Company's manufacturing, design and service facilities in New Jersey, California and Massachusetts; the Asia-Pacific segment includes the Company's manufacturing, design and service facilities in Singapore and the Company's design and service facilities in Japan; and the Europe segment includes the Company's manufacturing, design and service facility in the U.K. Each segment sells Company designed and manufactured products, while products produced by third party manufacturers are primarily distributed by the Company's Asia-Pacific segment. All three segments sell to semiconductor manufacturers and automatic test equipment manufacturers.

      Intercompany pricing between segments is either a multiple of cost for component parts used in manufacturing or a percentage discount from list price for finished goods sold to non-manufacturing segments.

               inTEST CORPORATION AND SUBSIDIARIES
       NOTES TO RESTATED CONSOLIDATED FINANCIAL STATEMENTS
                (In thousands, except share data)

(5)   SEGMENT INFORMATION (Continued)

                                                             Years Ended December 31,
                                                             -------------------------------------
                                                         1999          1998           1997
                                                             --------       -------       --------
      Net revenues from unaffiliated customers:
        North America                                  $45,064      $28,984      $32,262
        Asia-Pacific                                     5,465        4,727        5,743
        Europe                                           3,056        2,347        2,009
                                                       -------      -------      -------
                                                       $53,585      $36,058      $40,014
                                                       =======      =======      =======
      Affiliate sales or transfer from:
        North America                                  $ 2,106      $ 1,402      $ 1,181
        Asia-Pacific                                         -            -            -
        Europe                                             951          378          500
                                                       -------      -------      -------
                                                       $ 3,057      $ 1,780      $ 1,681
                                                       =======      =======      =======
      Depreciation/amortization:
        North America                                  $ 1,371      $   994      $   704
        Asia-Pacific                                        19           53           69
        Europe                                              39           27           31
                                                       -------      -------      -------
                                                       $ 1,429      $ 1,074      $   804
                                                       =======      =======      =======
      Operating income:
        North America                                  $ 5,838      $ 1,283      $ 4,855
        Asia-Pacific                                       333          299          651
        Europe                                           1,156          494          334
                                                       -------      -------      -------
                                                       $ 7,327      $ 2,076      $ 5,840
                                                       =======      =======      =======
      Earnings before income taxes and minority interest:
        North America                                  $ 5,949      $ 1,333      $ 4,927
        Asia-Pacific                                       442          379          606
        Europe                                           1,167          527          331
                                                       -------      -------      -------
                                                       $ 7,558      $ 2,239      $ 5,864
                                                       =======      =======      =======
      Income tax expense:
        North America                                  $   790      $   829      $ 1,054
        Asia-Pacific                                       339          263          463
        Europe                                             296           89           99
                                                       -------      -------      -------
                                                       $ 1,425      $ 1,181      $ 1,616
                                                       =======      =======      =======
      Net earnings:
        North America                                  $ 5,159      $   504      $ 3,873
        Asia-Pacific                                       103          116          131
        Europe                                             871          438          219
                                                       -------      -------      -------
                                                       $ 6,133      $ 1,058      $ 4,223
                                                       =======      =======      =======
      Identifiable assets:
        North America                                  $37,983      $28,769      $27,000
        Asia-Pacific                                     2,595        1,706        2,679
        Europe                                           2,437        1,726        1,611
                                                       -------      -------      -------
                                                       $43,015      $32,201      $31,290
                                                       =======      =======      =======


               inTEST CORPORATION AND SUBSIDIARIES
       NOTES TO RESTATED CONSOLIDATED FINANCIAL STATEMENTS
                (In thousands, except share data)


(5)   SEGMENT INFORMATION (Continued)

      Substantially all interest income is generated by the North America segment. Export sales from the Company's domestic manufacturing facilities (New Jersey, California and Massachusetts) totaled $15.9 million, $12.3 million and $11.1 million during the years ended December 31, 1999, 1998 and 1997, respectively. During the years ended December 31, 1999, 1998 and 1997, the Company had sales to Japan of $5.7 million, $6.8 million and $8.0 million, respectively.

(6)   MAJOR CUSTOMERS

      No customer accounted for more than 10% of the Company's consolidated net revenues in 1999, 1998 or 1997.

(7)   INVENTORIES

      Inventories held at December 31, were comprised of the following:

                                                    1999        1998
                                                   ------     ------

      Raw materials                                $6,091     $4,367
      Work in process                               1,954      1,538
      Finished goods                                  704        617
      Reserve for obsolete inventory                 (777)      (627)
                                                   ------     ------
                                                   $7,972     $5,895
                                                   ======     ======
(8)   DEBT

      Lines of Credit
      ---------------
      The Company has a $1.5 million line of credit. Borrowings under this line of credit are principally used for working capital purposes. Borrowings on the line of credit bear interest at the prime rate, which is payable monthly on any outstanding balance. The Company is required to maintain a $50 compensating balance at the bank which granted the line of credit. The credit line expires on June 28, 2000. At December 31, 1999, there were no borrowings outstanding.

      As a result of the merger with Temptronic, the Company has two additional lines of credit with a maximum borrowing capacity of $4.0 million, subject to a borrowing limitation based on a maximum percentage of qualified inventories and accounts receivable. At December 31, 1999, the Company had approximately $2.3 million of borrowing capacity available under these lines at the bank's prime interest rate (8.50%). The weighted average interest rate on outstanding borrowings under the lines of credit in 1999 and 1998 was 7.99% and 8.36%, respectively. The lines of credit are collateralized by a security interest in Temptronic's inventories, accounts receivable and equipment. The line of credit agreements contain certain covenants with which the Company must comply, including the maintenance of certain financial ratios. The Company was in compliance with these covenants at December 31, 1999. There was approximately $1.2 million outstanding under one of these lines of credit as of December 31, 1999. The Company paid off the outstanding balance under these lines shortly after completion of the merger. The Company does not plan to renew these lines of credit when they expire in June 2000.

               inTEST CORPORATION AND SUBSIDIARIES
       NOTES TO RESTATED CONSOLIDATED FINANCIAL STATEMENTS
                (In thousands, except share data)


(8)   DEBT (Continued)

      Term Note
      ---------
      As a result of the merger with Temptronic, the Company has a note agreement with a bank for $500. The agreement was originally entered into in May 1997. Interest is based on the bank's prime rate plus 0.75% (9.25% at December 31, 1999). The note is collateralized by a security interest in Temptronic's inventories, accounts receivable and equipment. The note matures on May 2, 2002. The note agreement contains certain covenants with which the Company must comply, including the maintenance of certain financial ratios. The Company was in compliance with these covenants at December 31, 1999.

      Principal maturities of the term note subsequent to 1999 amount to $100 in 2000, $100 in 2001, and $33 in 2002. The Company paid off the remaining balance due under the term note shortly after completion of the merger.

      Capital Lease Obligations
      -------------------------

      As a result of the merger with Temptronic, the Company assumed capital lease obligations. The balance outstanding at December 31, 1999 was $23, which is due in 2000.

(9)   STOCK OPTION PLAN

      The 1997 Stock Plan (the "Plan") provides for the granting of either incentive stock options or non-qualified stock options to purchase shares of the Company's common stock and for other stock-based awards to key employees and directors responsible for the direction and management of the Company and to non-employee consultants. The Plan consists of two parts: the Non-Qualified Plan (administered by the Board of Directors of the Company) and the Key Employee Plan (administered by the Compensation Committee of the Board of Directors of the Company). The Company has reserved 500,000 shares of common stock for issuance upon exercise of options or stock awards under the Plan.

      No option may be granted with an exercise period in excess of ten years from the date of grant. Generally, incentive stock options will be granted with an exercise price equal to the fair market value on the date of grant; the exercise price of non-qualified stock options will be determined by either the Board of Directors or the Compensation Committee of the Board of Directors.

      The options which have been issued under this plan generally vest 20% one year from date of grant and 20% in each of the succeeding four years.

      In connection with the merger with Temptronic, outstanding incentive and non-qualified stock options to acquire Temptronic common stock were converted into stock options to acquire the Company's stock at a conversion ratio of 0.925, with appropriate adjustment to the exercise price. These stock options also generally vest over four to five years and, in most cases, expire on the earlier of the date of termination of employment or ten years from the date of grant.

               inTEST CORPORATION AND SUBSIDIARIES
       NOTES TO RESTATED CONSOLIDATED FINANCIAL STATEMENTS
                (In thousands, except share data)


(9)   STOCK OPTION PLAN (Continued)

      Prior to the merger, shares issued upon exercise were restricted and, in most cases, subject to repurchase by Temptronic at the then current fair market value of the common stock (to be determined by an independent appraiser) upon termination of the optionee's employment with Temptronic. In addition, in most cases, Temptronic had a right of first refusal if any optionee received a bona fide offer to purchase the common stock issued through exercise of their options where Temptronic could offer, at its election, to repurchase the common stock from the employee at the lower of the then current fair value or the amount of the bona fide offer. As a result of the merger described in Note 1, Temptronic's purchase rights terminated.

      As discussed in Note 2, the Company has elected to continue to follow APB 25 in accounting for its stock option plans. Under APB 25, the Company does not recognize compensation expense on the issuance of its stock options to employees and non-employee directors when the option terms are fixed and the exercise price equals the fair value of the underlying stock on the grant date. Prior to the merger, Temptronic had granted certain non-qualified stock options to employees which had an exercise price below the estimated fair value of Temptronic's common stock at the date of grant. For these options, compensation cost, equaling the difference between the fair market value of the options and the cost to exercise them, was recorded as a reduction to stockholders' equity at the date of grant. This cost is amortized to expense as the options vest. Total compensation cost recognized for 1999, 1998 and 1997 was $75, $93 and $86, respectively.

      Had compensation costs for the Company's stock-based compensation plans been determined consistent with SFAS No. 123, the Company's net earnings and net earnings per share for the years ended December 31, 1999, 1998 and 1997 would have been reduced to the unaudited pro forma amounts indicated below:


                                                        1999       1998       1997
                                                       ------     ------     ------
      Net earnings:
        As reported (pro forma for 1997)               $6,133     $1,058     $3,600
        Pro forma                                      $5,988     $  915     $3,512

      Net earnings per share - basic:
        As reported (pro forma for 1997)               $ 0.76     $ 0.14     $ 0.55
        Pro forma                                      $ 0.74     $ 0.12     $ 0.54

      Net earnings per share - diluted:
        As reported (pro forma for 1997)               $ 0.74     $ 0.14     $ 0.54
        Pro forma                                      $ 0.72     $ 0.12     $ 0.52


               inTEST CORPORATION AND SUBSIDIARIES
       NOTES TO RESTATED CONSOLIDATED FINANCIAL STATEMENTS
                (In thousands, except share data)

(9)   STOCK OPTION PLAN (Continued)

      The fair value for stock options granted in 1998 and 1997 was estimated at the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions for 1998 and 1997:

                                                             1998      1997
                                                            ------     -----
      Risk-free interest rate                                 5.65%     5.67%
      Dividend yield                                          0.00%     0.00%
      Expected common stock market price
       volatility factor                                      0.61       0.65
      Weighted average expected life of stock options      5 years    5 years

      The per share weighted average fair value of stock options issued by the Company in 1998 and 1997 was $3.71 and $4.61, respectively.

      The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. As the Company's stock options have characteristics significantly different from those of traded options, and as changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its stock options.

      The following table summarizes the stock option activity for the three years ended December 31, 1999:

                                                                               Weighted
                                                                                Average
                                                                      Number    Exercise
                                                                    of Shares     Price
                                                                           ---------   ---------
      Options outstanding, January 1, 1997                           224,657    $3.06
      Granted                                                        215,037     5.75
      Exercised                                                            -        -
      Canceled                                                       (27,839)    4.32
                                                                     -------    -----
      Options outstanding, December 31, 1997 (177,067 exercisable)   411,855    $4.38
                                                                     -------    =====
      Granted                                                        200,875    $4.20
      Exercised                                                       (4,162)    0.02
      Canceled                                                       (22,877)    4.22
                                                                     -------    -----
      Options outstanding, December 31, 1998 (215,637 exercisable)   585,691    $3.91
                                                                     -------    =====
      Granted                                                              -    $   -
      Exercised                                                      (33,138)    0.10
      Canceled                                                       (79,598)    3.40
                                                                     -------    -----
      Options outstanding, December 31, 1999 (202,464 exercisable)   472,955    $4.26
                                                                     =======    =====

                                   F - 48
               inTEST CORPORATION AND SUBSIDIARIES
       NOTES TO RESTATED CONSOLIDATED FINANCIAL STATEMENTS
                (In thousands, except share data)


(9)   STOCK OPTION PLAN (Continued)

      The total options granted in 1997 include 55,037 options which were granted by Temptronic with an exercise price of $0.02. The weighted average fair value of these options at the date of grant was $6.74. There were no other options issued with exercise prices below market value during the three years ended December 31, 1999.

      On June 30, 1998, the Company modified 141,000 options originally exercisable at $7.50 per share and 10,000 options originally exercisable at $11.00 per share to reduce the exercise price of such options to $6.00 per share.

      The following table summarizes information about stock options outstanding at December 31, 1999:


                                                     Weighted                 Weighted
                                                     Average                   Average
                                        Weighted     Exercise                  Exercise
        Range of    Number               Average     Price of      Number      Price of
        Exercise  Outstanding  Maximum  Remaining  Outstanding  Exercisable  Exercisable
         Prices    at 12/31/99   Life      Life      Options    at 12/31/99    Options
      ----------- ------------ -------  ---------  -----------  -----------  -----------
      $      0.02     49,200      10        4.92      $0.02        25,613       $0.02
      $3.79-$4.60    285,755      10        7.43      $4.15       121,651       $4.08
      $      6.00    138,000      10        7.54      $6.00        55,200       $6.00


(10)  COMMITMENTS

      The Company leases its offices, warehouse facilities, automobiles and certain equipment under noncancellable operating leases which expire at various dates through 2005. Total rental expense for the years ended December 31, 1999, 1998 and 1997 was $1.2 million, $1.1 million, and $1.1 million, respectively.

      The aggregate minimum rental commitments under the noncancellable operating leases in effect at December 31, 1999, are as follows:

                        2000                     $1,312
                        2001                      1,100
                        2002                        662
                        2003                        510
                        2004                        375
                        Thereafter                   35

(11)  INCOME TAXES

      As discussed in Notes 2 and 3, prior to the Offering the Company had elected S corporation status for Federal and State of New Jersey tax purposes, and therefore, was not directly subject to Federal and certain New Jersey income taxes. Immediately prior to the Offering, the Company terminated its status as an S corporation and is now subject to Federal and additional state income taxes. In addition, the Company is taxed in foreign countries and for activity in certain states. The cumulative
               inTEST CORPORATION AND SUBSIDIARIES
       NOTES TO RESTATED CONSOLIDATED FINANCIAL STATEMENTS
                (In thousands, except share data)


(11)  INCOME TAXES (Continued)

      amount of undistributed earnings of foreign subsidiaries for which U.S. income taxes have not been provided was approximately $3.0 million at December 31, 1999. During 1999, the Company repatriated a portion of the earnings of its foreign subsidiaries. The estimated tax effect of distributing such earnings is expected to be offset by available foreign tax credits.

      Earnings before income taxes were as follows:

                                              Years Ended December 31,
                                            ---------------------------
                                              1999      1998      1997
                                            -------   -------   -------
           Domestic                         $ 5,949   $ 1,333   $ 4,927
           Foreign                            1,609       906       937
                                            -------   -------   -------
                                            $ 7,558   $ 2,239   $ 5,864
                                            =======   =======   =======


      Income tax expense was as follows:

                                              Years Ended December 31,
                                            ---------------------------
                                              1999      1998      1997
                                            -------   -------   -------
      Current:
        Domestic - Federal                  $ 1,934   $   516   $ 1,243
        Domestic - state                        215        54       303
        Foreign                                 652       352       573
                                            -------   -------   -------
                                              2,801       922     2,119
                                            -------   -------   -------
      Deferred:
        Domestic - Federal                     (946)      284      (485)
        Domestic - state                       (430)      (25)      (18)
                                            -------   -------   -------
                                             (1,376)      259      (503)
                                            -------   -------   -------
      Income tax expense                    $ 1,425   $ 1,181   $ 1,616
                                            =======   =======   =======


      Deferred income taxes reflect the net tax effect of net operating loss and credit carryforwards and temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The following is a summary of the significant components of the Company's deferred tax assets and liabilities as of December 31, 1999 and 1998:

               inTEST CORPORATION AND SUBSIDIARIES
       NOTES TO RESTATED CONSOLIDATED FINANCIAL STATEMENTS
                (In thousands, except share data)


(11)  INCOME TAXES (Continued)

                                                                    1999             1998
                                                                  -------        -------
      Deferred tax assets:
        Accrued vacation pay                                      $   195        $   157
        Allowance for doubtful accounts                                88             80
        Inventories                                                   392            277
        Accrued warranty                                               87             38
        Accrued bonuses                                                84              -
        Net operating loss and credit carryforward                    686            966
        Stock compensation                                             88             69
        Machinery and equipment                                       101            154
        Other                                                          55             37
                                                                  -------        -------
                                                                    1,776          1,778
        Valuation allowance                                           (90)        (1,508)
                                                                  -------        -------
          Deferred tax assets                                       1,686            270
                                                                  -------        -------
      Deferred tax liabilities:
        Accrued royalty income                                        (65)           (25)
                                                                  -------        -------
          Deferred tax liabilities                                    (65)           (25)
                                                                  -------        -------
      Net deferred tax asset                                      $ 1,621        $   245
                                                                  =======        =======


      The valuation allowance for deferred tax assets as of the beginning of the year was $1.5 million and $898 in 1999 and 1998, respectively. The net change in the valuation allowance for the years ended December 31, 1999 and 1998 was a decrease of $1.4 million and an increase of $610, respectively. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. In order to fully realize the total deferred tax assets, the Company will need to generate future taxable income prior to the expiration of net operating loss and credit carryforwards which expire at various years through 2019. Based upon the level of historical taxable income and projections for future taxable income over the periods in which the deferred tax assets are deductible, management believes it is more likely than not the Company will realize the benefit of the deferred tax asset, net of the valuation allowance at December 31, 1999. The amount of the deferred tax asset considered realizable, however, could be reduced in the near term if estimates of future taxable income during the carry-forward period are reduced.

               inTEST CORPORATION AND SUBSIDIARIES
       NOTES TO RESTATED CONSOLIDATED FINANCIAL STATEMENTS
                (In thousands, except share data)


(11)  INCOME TAXES (Continued)

      An analysis of the effective tax rate on earnings and a reconciliation from the expected statutory rate are as follows:


                                                              Years Ended December 31,
                                                            ---------------------------
                                                              1999      1998      1997
                                                            -------   -------   -------
      Expected income tax provision at U.S. Statutory rate  $ 2,570   $   761   $ 1,994
      State taxes, net of Federal benefit                       157       (65)       79
      Increase (decrease) in tax from:
        Non-deductible goodwill and other permanent
          differences                                            28       (83)      (36)
        Foreign income tax rate differences                      58        12       219
        S corporation earnings not subject to Federal taxation    -         -      (549)
        Federal credits                                         (51)      (41)     (112)
        Change in valuation allowance                        (1,418)      610        48
        Other                                                    81       (13)      (27)
                                                            -------   -------   -------
      Income tax expense                                    $ 1,425   $ 1,181   $ 1,616
                                                            =======   =======   =======



(12)  EMPLOYEE BENEFIT PLANS

      In 1996, the Company instituted a defined contribution 401(k) plan for its employees who work in the U.S. All permanent employees of inTEST Corporation and inTEST Sunnyvale Corp. who are at least 18 years of age and have completed six months of service with the Company are eligible to participate in the plan. Under the plan, the Company matches employee contributions dollar for dollar up to 10% of the employee's annual compensation up to $5. In addition, the Company may, at its discretion, match employee contributions dollar for dollar for amounts exceeding 10% up to 15% of the employee's annual compensation to a maximum of $5. Employer contributions vest over a six-year period. The Company contributed $221, $157 and $129 to the plan for the years ended December 31, 1999, 1998 and 1997, respectively.

      inTEST Sunnyvale (formerly TestDesign) adopted a defined contribution 401(k) plan for its employees in July 1994. All permanent employees who were at least 18 years of age and had completed six months of service with inTEST Sunnyvale were eligible to participate in the plan. Under the plan, inTEST Sunnyvale matched employee contributions equal to 25% of an employee's contributions up to 5% of gross salary. Matching contributions for the plan were $6 from the date of the Acquisition through December 31, 1998. In addition, the plan allowed inTEST Sunnyvale to make discretionary matching contributions up to 6.5% of an employee's gross salary for the year based upon inTEST Sunnyvale's profitability. There were no discretionary matching contributions made from the date of the Acquisition through December 31, 1998.

               inTEST CORPORATION AND SUBSIDIARIES
       NOTES TO RESTATED CONSOLIDATED FINANCIAL STATEMENTS
                (In thousands, except share data)




(12)  EMPLOYEE BENEFIT PLANS (Continued)


      Effective October 1, 1998, all inTEST Sunnyvale permanent employees who were at least 18 years of age and had completed six months of service were offered enrollment in the Company's 401(k) plan, and employee contributions and employer matching contributions into the inTEST Sunnyvale plan ceased. The Company is currently in the process of terminating the inTEST Sunnyvale plan. Upon termination, the former participants will have the option of rolling their assets into the Company's plan.

      Temptronic adopted a defined contribution 401(k) plan for its domestic employees in 1988. All permanent employees who are at least 21 years of age and have completed six months of service with Temptronic are eligible to participate in the plan. Under the plan, Temptronic may make discretionary matching contributions to be determined annually by Temptronic up to 6% of the employees' annual compensation. Employer contributions vest over a seven-year period. Temptronic contributed $56, $88 and $93 to the plan for the years ended December 31, 1999, 1998 and 1997, respectively.

      Temptronic established the EPP covering substantially all employees in 1982. On November 6, 1996, in exchange for a note receivable, Temptronic loaned the EPP $3.7 million to purchase 565,483 shares of stock from certain former shareholders of Temptronic. The amount of the note from the EPP was recorded as a reduction of stockholders' equity. The amount in stockholders' equity is reduced when the tax deductible
      contributions are made.   Shares acquired are allocated to participant
      accounts on September 30 of each plan year. Temptronic contributed approximately $470 to the EPP during each of 1999, 1998 and 1997 and recorded interest income of $331, $345, and $294, respectively, on the EPP note. At December 31, 1999, the EPP owned 665,157 shares of stock with a fair market value of approximately $12 million of which 212,798 shares were allocated to participants. The remaining shares will be allocated to participants in the future under the EPP guidelines.

               inTEST CORPORATION AND SUBSIDIARIES
       NOTES TO RESTATED CONSOLIDATED FINANCIAL STATEMENTS
                (In thousands, except share data)



(13)  ACCRUED EXPENSES

      Accrued expenses consist of the following:


                                                            December 31,
                                                        -------------------
                                                         1999         1998
                                                        ------       ------
      Accrued compensation                              $1,237       $  503
      Accrued commissions                                  776          312
      Accrued professional fees                            340          106
      Accrued warranty costs                               228          100
      Customer deposits                                    138          100
      Accrued directors fees                               105          109
      Accrued other                                        187          217
                                                        ------       ------
                                                        $3,011       $1,447
                                                        ======       ======



(14)  RELATED PARTY TRANSACTIONS

      The Company paid consulting fees to one individual who is a member of the Board of Directors of the parent company which totaled $67, $56 and $17 during the years ended December 31, 1999, 1998 and 1997, respectively.

      During 1998, in connection with the acquisition of TestDesign, the Company repaid $215 on a note due to a firm ("PRIM") controlled by Douglas W. Smith, Executive Vice President and Chief Operating Officer of the Company. This note, which did not bear interest or have a maturity date, evidenced borrowings that TestDesign had made from PRIM prior to the acquisition. In addition, subject to the terms of a consulting agreement between TestDesign and Gregory W. Slayton, a current board member of the Company, the Company paid directly to Mr. Slayton, on behalf of TestDesign, $170 in cash and 31,250 shares of the Company's common stock. These payments are included in the merger consideration and are accounted for as described in Note 4.

      Some of the Company's foreign subsidiaries paid directors' fees to several individuals who are members of management of the parent company which totaled $119, $104 and $177 during the years ended December 31, 1999, 1998 and 1997, respectively.

      At December 31, 1999 and 1998 there were $48 and $49 of foreign directors' fees payable to members of management of the parent company.

               inTEST CORPORATION AND SUBSIDIARIES
     NOTES TO RESTATED CONSOLIDATED FINANCIAL STATEMENTS
                (In thousands, except share data)


(14)  RELATED PARTY TRANSACTIONS (Continued)

      Temptronic has transactions in the normal course of business with Hakuto Corporation. As of December 31, 1999, a wholly-owned subsidiary of Hakuto Corporation, Hakuto American Holdings, Inc., owned 647,500 shares of the Company's outstanding stock. During 1999, 1998 and 1997, Temptronic sold product at market prices totaling approximately $1.5 million, $2.5 million and $2.8 million, respectively, to Hakuto Corporation. At December 31, 1999 and 1998, accounts receivable from Hakuto Corporation amounted to approximately $200 and $137, respectively.

(15)  LEGAL PROCEEDINGS

      As previously reported, on April 16, 1999, the Company and its subsidiary, inTEST IP Corp. (which holds title to the Company's intellectual property) filed suit against a competitor for infringement of a United States patent held by the Company (the "815 Patent"). The invention disclosed and claimed in the 815 Patent is directed to a system for positioning and docking a test head to a device handler and is used in the testing of integrated circuits. The Company sells docking hardware products covered by the 815 Patent worldwide.

      As alleged in the complaint, the competitor began manufacturing, offering to sell, and selling products as early as 1991 that, without license, infringed upon the claims of the 815 Patent. The complaint asked the court to enjoin the competitor from further acts of infringement and award the Company damages, including lost profits, from the infringing product sales.

      On March 31, 2000, the Company entered into a settlement agreement with the competitor under which the Company agreed to dismiss the suit. The settlement agreement provides, among other things, that the competitor acknowledged the validity of the 815 Patent with regard to its existing docking hardware products, agreed to pay the Company $300 over two years, became a licensee under the 815 Patent and agreed to pay royalties to the Company for future sales of its current design of docking hardware products.

      All legal fees incurred in connection with this matter have been expensed. The amounts to be received for settlement of the suit will be offset against the same expense category to which these legal fees were charged.


(16)  QUARTERLY RESTATED CONSOLIDATED FINANCIAL DATA (Unaudited)

      The following tables present certain unaudited restated consolidated quarterly financial information for each of the eight quarters ended December 31, 1999. In the opinion of the Company's management, this quarterly information has been prepared on the same basis as the Restated Consolidated Financial Statements and includes all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the information for the period presented. The results of operations for any quarter are not necessarily indicative of results for the full year or for any future period.

               inTEST CORPORATION AND SUBSIDIARIES
       NOTES TO RESTATED CONSOLIDATED FINANCIAL STATEMENTS
                (In thousands, except share data)


(16)  QUARTERLY RESTATED CONSOLIDATED FINANCIAL DATA (Unaudited) (Continued)

      The Company's business is not seasonal; therefore year-over-year quarterly comparisons of the Company's results of operations may not be as meaningful as the sequential quarterly comparisons set forth below which tend to reflect the cyclical activity of the semiconductor industry as a whole. Quarterly fluctuations in expenses are related directly to sales activity and volume and may also reflect personnel costs and the timing of expenses incurred throughout the year.

                                                          Quarters Ended
                                              -------------------------------------
                                              3/31/99   6/30/99   9/30/99  12/31/99    Total
                                              -------   -------   -------  --------   -------
Net revenues                                   $8,223   $10,816   $15,237   $19,309   $53,585
Gross margin                                    3,752     5,314     7,615    10,029    26,710
Earnings before income taxes                       64     1,051     2,669     3,774     7,558
Income taxes                                      125       357       901        42     1,425
Net earnings (loss)                               (61)      694     1,768     3,732     6,133
Net earnings (loss) per common share-basic     $(0.01)    $0.09     $0.22     $0.46     $0.76
Weighted average common shares
 outstanding-basic                          8,061,730 8,071,154 8,081,482 8,122,588 8,084,398
Net earnings (loss) per common share-diluted   $(0.01)    $0.08     $0.21     $0.45     $0.74
Weighted average common shares and
 common share equivalents
 outstanding-diluted                        8,061,730 8,217,571 8,260,359 8,358,355 8,265,537


                                                          Quarters Ended
                                              -------------------------------------
                                              3/31/98   6/30/98   9/30/98  12/31/98    Total
                                              -------   -------   -------  --------   -------
Net revenues                                  $10,634    $9,697    $8,407    $7,320   $36,058
Gross margin                                    5,419     4,649     3,867     3,253    17,188
Earnings before income taxes                    1,908       849       269      (787)    2,239
Income taxes                                      689       571       153      (232)    1,181
Net earnings (loss)                             1,219       278       116      (555)    1,058
Net earnings (loss) per common share-basic      $0.16     $0.04     $0.01    $(0.07)    $0.14
Weighted average common shares
 outstanding-basic                          7,394,868 7,404,292 7,815,345 8,052,303 7,668,911
Net earnings (loss) per common share-diluted    $0.16     $0.04     $0.01    $(0.07)    $0.14
Weighted average common shares and
 common share equivalents
 outstanding-diluted                        7,557,841 7,561,125 7,967,515 8,052,303 7,822,088


(c)    Exhibits:

       23.1   Consent of Ernst & Young LLP

       23.2   Consent of KPMG LLP

                             SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                             inTEST CORPORATION


                          By: /s/ Hugh T. Regan, Jr.
                             ----------------------------------
                             Hugh T. Regan, Jr.
                             Treasurer, Chief Financial Officer
                               and Secretary


Date:  May 15, 2000
      --------------

EXHIBIT INDEX

   23.1   Consent of Ernst & Young LLP

   23.2   Consent of KPMG LLP